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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CORINTHIAN COLLEGES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 6, 2011

Dear Fellow Stockholder:

        On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Corinthian Colleges, Inc. for its fiscal year ended June 30, 2011 to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, on November 15, 2011 at 9:30 a.m., California time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

        This year, we are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a "Notice of Internet Availability of Proxy Materials" instead of a printed copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how stockholders can receive a printed copy of our proxy materials, including the Proxy Statement and our 2011 Annual Report. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders' receipt of proxy materials, lower the costs of our Annual Meeting and reduce the environmental impact of our Annual Meeting.

        During the Annual Meeting, stockholders will view a presentation by Corinthian's senior management and vote on the matters set forth in the Notice of Annual Meeting on the following page. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented.

        You may submit your proxy or voting instructions over the Internet or (if you receive a printed copy of the proxy materials) by telephone or by marking, signing, dating and mailing the proxy card or voting instruction form you received in the pre-addressed return envelope provided. Regardless of the number of shares you own, we urge you to promptly submit your proxy or voting instructions in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you properly submit a proxy or voting instructions without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        We look forward to seeing you on November 15, 2011 and urge you to submit your proxy or voting instructions as soon as possible.

Sincerely,

Jack D. Massimino Chairman of the Board and Chief Executive Officer

CORINTHIAN COLLEGES, INC.
6 Hutton Centre Drive, Suite 400
Santa Ana, CA 92707
(714) 427-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 15, 2011

TO THE STOCKHOLDERS OF CORINTHIAN COLLEGES, INC.:

        The Annual Meeting of Stockholders of Corinthian Colleges, Inc. ("Corinthian" or the "Company") will be held at 9:30 a.m., California time, on November 15, 2011, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, for the following purposes:

          1.     To elect the ten director nominees named in this Proxy Statement to the Company's Board of Directors for a one-year term expiring at the Annual Meeting of Stockholders in 2012;

          2.     To approve the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan (the "2003 Plan"), which authorizes the issuance of an additional 4,250,000 shares under the 2003 Plan, and certain other amendments described elsewhere herein;

          3.     To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending June 30, 2012;

          4.     To approve, by a nonbinding advisory vote, executive compensation paid by the Company to its named executive officers;

          5.     To recommend, by a nonbinding advisory vote, the frequency of holding future nonbinding stockholder advisory votes on executive compensation; and

          6.     To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on September 20, 2011 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

Stan A. Mortensen Corporate Secretary

Santa Ana, California
October 6, 2011

        ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES PROMPTLY. TO VOTE YOUR SHARES, SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS OVER THE INTERNET OR (IF YOU RECEIVE A PRINTED COPY OF THE PROXY MATERIALS) CALL THE TOLL-FREE TELEPHONE NUMBER AS DESCRIBED IN THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM, OR SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION FORM YOU RECEIVED IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE. THIS WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BROKER, BANK OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

PROXY STATEMENT

        The accompanying proxy is solicited by the Board of Directors of Corinthian Colleges, Inc., a Delaware corporation (the "Company" or "Corinthian"), for use at the Annual Meeting of Stockholders to be held at 9:30 a.m., California time, on November 15, 2011, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, and any postponements or adjournments thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on November 15, 2011.    This Proxy Statement and 2011 Annual Report are available electronically on the Company's website at www.cci.edu under the heading "Investors—Financial Information." In addition, you may access these materials at www.edocumentview.com/COCO.

General

        This year, we are pleased to be using the Securities and Exchange Commission ("SEC") rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") instead of a printed copy of this Proxy Statement and our Annual Report on Form 10-K (our "2011 Annual Report") for the fiscal year ended June 30, 2011. The Notice of Internet Availability contains instructions on how stockholders can access a copy of this Proxy Statement and our 2011 Annual Report over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how stockholders can receive a printed copy of our proxy materials, including this Proxy Statement and our 2011 Annual Report. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and reduce the environmental impact of the Annual Meeting.

        We are first mailing the Notice of Internet Availability to our stockholders on or about October 6, 2011. For stockholders receiving a printed copy of our proxy materials, this Proxy Statement, the accompanying form of proxy or voting instructions and our 2011 Annual Report were first sent to stockholders on or about October 6, 2011. Our 2011 Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

Record Date and Outstanding Shares

        The Board of Directors has fixed the close of business on September 20, 2011, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, Corinthian had approximately 84,843,281 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Record Holders

        Beth Wilson and Kenneth S. Ord, the persons named as proxies to vote the shares represented by each properly submitted proxy, were selected by the Board of Directors to serve in such capacity. Ms. Wilson and Mr. Ord are both executive officers of Corinthian. The shares represented by each properly submitted proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

        Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective if, before voting begins at the Annual Meeting, either (i) the Secretary of Corinthian receives from the stockholder an instrument bearing a later date than the proxy, revoking the proxy or (ii) the stockholder properly submits another proxy bearing a later date. Additionally, a stockholder may change or revoke a previously submitted proxy by voting in person at the Annual Meeting. For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a "legal proxy" from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Required Vote

        Directors.    A plurality of the votes represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the ten director nominees receiving the most votes "for" election will be elected. You may vote "for" or "withhold" with respect to the election of directors. Because directors are elected by plurality, withheld votes will have no effect on the outcome of the election of directors. Additionally, the Company's Corporate Governance Principles, which are available on the Company's website at www.cci.edu under the heading "Investors," set forth our procedures if a director-nominee is elected, but receives a majority of "withhold" votes. Under these principles, in an uncontested election any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is then required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and the reasons therefor.

        Amendment and Restatement of the 2003 Performance Award Plan.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to approve the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan (the "2003 Plan"). Abstentions with respect to the proposal to approve the amendment and restatement of the 2003 Plan are treated as shares present or represented and entitled to vote and, therefore, will have the same effect as a vote against this proposal.

        Ratification of Auditors.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Corinthian's independent auditors. Abstentions with respect to the proposal to ratify Ernst & Young LLP as the Company's independent auditor are treated as shares present or represented and entitled to vote on the proposal and, therefore, will have the same effect as a vote against this proposal.

        Advisory Vote on Executive Compensation.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to approve, by a nonbinding advisory vote, the compensation paid by the Company to its named executive officers. Abstentions with respect to this nonbinding advisory vote are treated as shares present or represented and entitled to vote and, therefore, will have the same effect as a vote against this proposal.

        Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.    Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal. However, because this vote is advisory and nonbinding, if none of the frequency options (every one, two or three years) receive such affirmative majority approval, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders. Abstentions will not be counted in determining the frequency option receiving the greatest number of votes.

        Notwithstanding the vote standards described above, Proposal 3 (the ratification of auditors), Proposal 4 (advisory vote on executive compensation) and Proposal 5 (advisory vote on frequency of future advisory votes on executive compensation) are advisory only and are not binding on the Company. The Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

        See "Quorum and Broker Non-Votes" below for a discussion concerning the impact of broker non-votes on determining the outcome of the proposals.

Voting by Street Name Holders

        If you are the beneficial owner of shares held in "street name" by a broker, bank or nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If your shares are held in a brokerage account and you do not give instructions, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes"). See "Quorum and Broker Non-Votes below. As a beneficial owner of shares, you are also entitled to attend the Annual Meeting; however, you may not vote your shares in person at the Annual Meeting unless you obtain from the broker, bank or nominee that holds your shares a "legal proxy" giving you the right to vote the shares in person at the Annual Meeting.

Quorum and Broker Non-Votes

        The required quorum for transaction of business at the Annual Meeting will be a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting that are outstanding as of the Record Date. The election inspectors appointed for the meeting will determine whether or not a quorum is present. If you properly submit a proxy or voting instructions, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

        As described above, if your shares are held in a brokerage account and you do not give instructions, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items. We believe that brokers have "discretionary" voting authority with respect to Proposal 3 to be voted on at the Annual Meeting but do not have "discretionary" voting authority with respect to Proposals 1, 2, 4 and 5 to be voted on at the Annual Meeting. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3 but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 3 in the discretion of your broker, but your shares will constitute "broker non-votes" on each of the other items at the Annual Meeting. Broker non-votes will be treated as not present and not entitled to vote with respect to each of the other items at the Annual Meeting (even though those shares are considered entitled to vote for quorum purposes and will be entitled to vote on Proposal 3) and, therefore, will not be counted in determining the outcome of the vote on those items.

2011 Summary Annual Report

        Our 2011 Annual Report contains financial and other information pertaining to the Company and is being furnished to stockholders simultaneously with this Proxy Statement.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Corinthian's Board of Directors is currently comprised of ten members. The Company's Certificate of Incorporation provides that elections of directors are for one-year terms only. Accordingly, all ten directors will be elected at this Annual Meeting, each for a term of one year expiring at Corinthian's Annual Meeting of Stockholders in 2012 and until their respective successors are elected and qualified. Each of these ten director nominees, Terry Hartshorn, Paul St. Pierre, Linda Arey Skladany, Robert Lee, Jack Massimino, Alice Kane, Hank Adler, Sharon Robinson, Tim Sullivan and John Dionisio, are presently serving as directors of Corinthian and each of the nominees, other than Dr. Robinson who joined the Board in January 2011, was previously elected to the Board by our stockholders. Dr. Robinson was initially identified as a potential nominee by a third party who is not a director, officer or, to the Company's knowledge, a stockholder of the Company and, following the unanimous recommendation of the Nominating and Corporate Governance Committee (the "Nominating Committee"), was elected to the Board of Directors effective January 27, 2011.

        The Board of Directors, following the unanimous recommendation of its Nominating Committee recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Corinthian. See "Nominees for Election for a One-Year Term Expiring at the 2012 Annual Meeting" below.

        Peter Waller, who served as a member of the Board of Directors starting in August 2008 and as the Company's Chief Executive Officer starting July 1, 2009, resigned from both positions on November 29, 2010. Additionally, the Board elected Sharon P. Robinson, Ed.D, as a director on January 27, 2011. Dr. Robinson's business experience and qualifications are provided below.

        Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies to vote the shares represented by each properly submitted proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

        The Nominating Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the Nominating Committee has often re-nominated incumbent directors who continue to satisfy the Nominating Committee's criteria for membership on the Board, who the Nominating Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board. The nominees standing for re-election at the 2011 Annual Meeting were chosen based upon their records of professional integrity, dedication, collegial approaches to board deliberation and decision-making, strong work ethics and diverse professional backgrounds. The specific experience, qualifications, attributes and skills of each nominee that led to the Board's conclusion that the nominees should serve on the Board of Directors of the Company are described in each nominee's biographical information below.

Nominees for Election for a One-Year Term Expiring at the 2012 Annual Meeting

        The names of the nominees for the office of director and certain information concerning such nominees are set forth below:

        Paul R. St. Pierre, age 66, served as Corinthian's Executive Vice President, Marketing & Admissions until his retirement in June 2003. Mr. St. Pierre has been a member of the Board of Directors since the Company's inception in July 1995, and was elected Vice Chairman of the Board of Directors in January 2003. Mr. St. Pierre is a member of the Compliance and the Nominating Committees of the Board of Directors. Prior to the Company's founding in 1995, he was employed by a subsidiary of National Education Corporation ("NEC") from 1991 to 1995. His first assignment at NEC was as School President for its San Bernardino, California campus. Subsequently, he held corporate assignments as Director of Special Projects, Vice President of Operations for the Learning Institutes Group (the largest colleges owned by NEC) and as Vice President, Marketing & Admissions for NEC. With decades of operational and marketing experience in private sector education and more than fifteen years as a director of the Company, Mr. St. Pierre brings to the Board in-depth knowledge of the Company and the industry that is important to the Board's oversight of the Company's business and assistance in helping develop, implement and assess the Company's operating plan and long-term strategy.

        Linda Arey Skladany, Esq., age 66, became a member of the Board of Directors effective upon the completion of Corinthian's initial public offering in February 1999. She is the Chairperson of the Nominating Committee of the Board. Ms. Skladany retired in April 2003 from her position as Senior Associate Commissioner for External Relations at the United States Food and Drug Administration, a position she had held since June 2002. Prior to that time, she was Vice President for Congressional Relations at Parry, Romani, DeConcini & Symms, a Washington D.C. lobbying firm, from 1995 to June 2002. She was appointed to senior policy positions within the Departments of Education, Justice and Transportation from 1981 to 1985, and served as Commissioner and Acting Chair of the Occupational Safety and Health Review Commission from 1988 to 1989. Ms. Skladany served as Special Assistant to the President and Deputy Director for Public Liaison in the White House from 1985 to 1987. Earlier, she had worked as a teacher in public education and a university administrator. Ms. Skladany has previously served a four-year term on the Board of the College of William and Mary, her alma mater, where she chaired the Student Affairs Committee. Ms. Skladany has extensive regulatory and legislative experience gained through more than twenty years of work in federal agencies and in Congressional relations, all of which allows her to provide the Company with valuable insight into government affairs, regulatory compliance and Congressional relations. In addition, her twelve years of service on the Board provide her with an in-depth understanding of the Company's business.

        Robert Lee, age 63, became a member of the Board of Directors in October 2006. Mr. Lee is a member of the Audit Committee and is the Chairperson of the Compliance Committee of the Board. Mr. Lee retired from Pacific Bell ("PacBell") in 1998 after a 26-year distinguished career. At the time of his retirement, Mr. Lee was a Corporate Executive Vice President and President of the Business Communications Services Division. In that role, he was responsible for an operation that generated $3 billion in annual revenue, served one million customers and had 15,000 employees. During his career at PacBell, Mr. Lee served in a variety of senior marketing and general management positions, including Executive Vice President, California markets group and Executive Vice President, Marketing and Sales. Mr. Lee has been a director of Broadvision, Inc. since 2004 and serves as its compensation committee chair and a member of its nominating and audit committees. He serves as a director of Blue Shield of California, and is a member of its nominating and audit committees and chair of its compensation committee. From 1999 to 2007, Mr. Lee served on the board of directors of Web.com and as the chair of its compensation committee, and from 2001 to 2007 he served on the board of Netopia, Inc. and as a member of its audit committee. Mr. Lee is a seasoned executive with more than 25 years leading large organizations, including through service on the boards of several other public and private companies. His experience as a senior executive and director bring important knowledge to the Board's oversight of the Company's business and operations, strategy and corporate governance practices.

        Jack D. Massimino, age 62, is the Company's Chairman of the Board and its Chief Executive Officer, a position he held from November 2004 through June 2009, and again beginning November 29, 2010 following Peter Waller's resignation from that position. He was appointed Chairman of the Board in August 2008. Mr. Massimino initially joined the Board of Directors immediately upon the completion of Corinthian's initial public offering in February 1999. He was President and Chief Executive Officer of Talbert Medical Management Corporation, a publicly-traded physician practice management company, from 1995 through late 1997. Prior to his employment with Talbert, Mr. Massimino was Executive Vice President and Chief Operations Officer of FHP International Corporation, a multi-state, publicly-traded HMO, with revenues of approximately $4 billion at the time of his service. Mr. Massimino currently sits on the board of Jobs for America's Graduates. With experience as the chief executive officer of two publicly-traded corporations, including the Company for an aggregate of more than five years, Mr. Massimino brings to the Board in-depth knowledge of the Company's operations and strategy that is important to the Board's role of overseeing long-term strategy development, implementation and assessment, enterprise risk management and corporate governance practices. He also possesses a strong ability to motivate and manage others, develop leaders and drive change and growth.

        Hank Adler, age 65, has served on the Board of Directors since August 2004. He is the Chairperson of the Board's Audit Committee and a member of the Compliance Committee. Mr. Adler is currently an assistant professor of accounting at Chapman University. He was previously a partner with Deloitte & Touche, LLP, from which he retired in 2003 after 30 years with that firm. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. Mr. Adler is a certified public accountant, licensed in the State of California, and is a member of the Audit Committee Roundtable. Mr. Adler has been a director of KBS REIT since 2005 and serves as its audit committee chair and a member of its conflicts committees. He also serves as a director of KBS REIT II and KBS REIT III and serves as the audit committee chair and a member of the conflicts committee of each. Mr. Adler was previously a board member of Hoag Hospital Memorial Presbyterian. Mr. Adler has over a quarter-century of experience in public accounting, giving him an expertise in finance and financial reporting processes that enables him to understand the impact of business decisions on the Company's financial statements and results. His experience serving on the Company's Board and on other boards has provided him with a deep understanding of the Company's business and operations that is important to the Board's oversight of the Company's corporate governance, risk management and strategy development and implementation.

        John M. Dionisio, age 63, was appointed to the Board in April 2008. Mr. Dionisio is a member of the Audit Committee and the Compensation Committee of the Company's Board of Directors. He is currently president and chief executive officer of AECOM Technology Corp., a NYSE-listed company, and has served on its board of directors since 2003. During his 36-year career with AECOM and its predecessor companies, Mr. Dionisio has held a number of senior management positions, including executive vice president and chief operating officer, as well as president and chief executive officer of its DMJM Harris business. Mr. Dionisio earned a master's of science degree in civil engineering from Polytechnic Institute of New York and a bachelor's of science degree in civil engineering from The City College of New York. Mr. Dionisio's experience as the chief executive officer and director of another public company provides him with important insight into the Board's role in strategy development, risk management, compensation matters and corporate governance.

        Alice T. Kane, age 63, was appointed to the Board of Directors in July 2005. She is a member of the Compliance Committee and is the Chairperson of the Compensation Committee of the Board of Directors. Ms. Kane has more than 30 years of experience in the financial services industry. Ms. Kane recently joined the law firm Dewey & LeBoeuf LLP as a partner, and she was previously the General Counsel of North America for the Zurich Financial Services Group, a position she held from 2005 to 2011. Prior to joining Zurich, she co-founded Q-Cubed Alternative Advisor LLC, a quantitative equity hedge fund, where she was Chair and Managing Director from September 2004 to October 2005. From September 2002 to March 2004, Ms. Kane was Chairman of Blaylock Asset Management, a start-up minority- and women-owned institutional manager. Starting in 1998, Ms. Kane served as Chairman and President of three mutual fund and variable annuity businesses with combined assets of over $30 billion with American General Financial Group. She began her career at New York Life Insurance Company in 1972, where she ultimately served as Executive Vice President of its $40 billion asset management business and as a member of the executive management committee. She also served as Executive Vice President and General Counsel of New York Life from 1986 to 1995. Ms. Kane also serves on three not-for-profit boards: the Tourette Syndrome Association (on which she has served on the Finance Committee and the Government Relations Committee), the Keck Graduate School of Applied Life Sciences (on which she has served on the Investment Committee, the Advancement Committee, the Budget and Finance Committee and the Audit / Risk Management Committee), and the Devereux Glenholme School. Ms. Kane was formerly a member of the National Association of Securities Dealers (NASD) Board of Governors. Ms. Kane was also previously a director of Guess?, Inc. from 1998 to 2010, where she was a member of the Audit Committee and chair of the Nominating and Governance Committee. Ms. Kane's executive management experience and legal career over the course of more than 30 years brings to the Board an invaluable perspective on various corporate and financial matters impacting the Company.

        Terry O. Hartshorn, age 66, was appointed to the Board of Directors in September 2005, and is currently the lead independent director of the Board. Mr. Hartshorn is a member of the Audit Committee and the Nominating Committee of the Company's Board of Directors. Mr. Hartshorn was a member of the Board of Directors of PacifiCare Health Systems, Inc. from March 1985 until PacifiCare was purchased by UnitedHealth Group in December 2005. He was Chairman of the Board of PacifiCare from 1993 to 1998. He was President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn also served as President and Chief Executive Officer of PacifiCare from 1976 to 1993 and Secretary of PacifiCare from 1977 to 1981. Since 1997, Mr. Hartshorn has been an investor, advisor and personal coach for start-up and early stage companies in a variety of industries and serves as a director of LifeScript. He also served as a member of the board of St. Joseph's Ballet from 2000 through 2008, and as a board member of Mariner's Church from 2007 to 2008. Mr. Hartshorn's decades of experience in the roles of chairman of the board, president and chief executive officer of publicly-traded companies, and his advisory role in a variety of industries, provide valued leadership on the Board and insight into its role in strategy development and corporate governance.

        Timothy J. Sullivan, age 67, was appointed to the Board of Directors in January 2008. Mr. Sullivan is a member of the Nominating Committee and the Compensation Committee of the Company's Board of Directors. Mr. Sullivan is president emeritus of the College of William and Mary. His career at the College of William and Mary spans more than 35 years and includes serving for 12 years as its president and, earlier, as dean and as executive director of its law school. Mr. Sullivan earned a bachelor's degree from the College of William and Mary and a juris doctorate degree from Harvard University. He served as chair of the Council of Presidents of the Association of Governing Boards from 2002 to 2005. Mr. Sullivan became a member of the board of Mariner's Museum in 2009 and serves on the finance and the programs committees. Mr. Sullivan was also a member of the board of directors of Towne Bank from 2000 to 2009. Mr. Sullivan's distinguished career at the College of William and Mary gives him a comprehensive understanding of post-secondary education and makes him a valuable resource to the Board. His experience serving on a publicly-traded company's board has provided him with a deep understanding of the Board's oversight of the Company's corporate governance and risk management.

        Sharon P. Robinson, Ed.D, age 67, was appointed to the Board of Directors on January 27, 2011 and is a member of the Compensation Committee of the Company's Board of Directors. Dr. Robinson currently serves as President and Chief Executive Officer of the American Association of Colleges for Teacher Education a position she has held since 2005. Previously, she held a number of senior management positions at Educational Testing Service beginning in 1997, most recently as Executive Vice President and President of its Educational Policy Leadership Institute. From 1993 to 1997, Dr. Robinson was Assistant Secretary of Education with the U.S. Department of Education's Office of Education Research and Improvement, and before that, she was Director of the National Center for Innovation for the National Education Association. Dr. Robinson earned a doctorate degree in educational administration and supervision, a master of arts degree in education curriculum and instruction and a bachelor's degree in English and education from the University of Kentucky. She has served, or currently serves, on the Board of Trustees of the Woodrow Wilson National Fellowship Program, Southern Education Foundation, National Education Association Foundation for the Improvement of Education, and the Management and Training Corp., for which she serves as compensation committee chair, and she serves as a director for Jobs for America's Graduates. Dr. Robinson brings to the Board invaluable experience in understanding regulatory oversight and how it affects academics and operations. She can assist the Board in identifying trends that may impact the Company's operations, services or business model, in developing regulatory compliance models, and in delivering high-quality academic services.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Director Compensation

        Prior to August 17, 2010, the following compensation arrangements applied to members of the Board of Directors of the Company who were not employed by the Company (referred to herein as "non-employee directors"):

        Each non-employee director was paid an annual retainer of $40,000 for his or her services as a director, and $1,500 for each Board of Directors meeting attended. Each member of the Compensation Committee (other than the Chairperson) received $1,500 for each Compensation Committee meeting attended; and the Chairperson of the Compensation Committee received $4,000 for each Compensation Committee meeting attended. Each member of the Audit Committee (other than the Chairperson) received $2,000 for each Audit Committee meeting attended; and the Chairperson of the Audit Committee received $5,000 for each Audit Committee meeting attended. Each member of the Nominating and Corporate Governance Committee (other than the Chairperson) received $1,500 for each Nominating and Corporate Governance Committee meeting attended; and the Chairperson of the Nominating and Corporate Governance Committee received $3,000 for each Nominating and Corporate Governance Committee meeting attended. Each member of the Compliance Committee (other than the Chairperson) received $2,000 for each Compliance Committee meeting attended; and the Chairperson of the Compliance Committee received $5,000 for each Compliance Committee meeting attended. All non-employee directors were also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings.

        Each non-employee director also received an annual option to purchase 10,500 shares of Common Stock following the August Board meeting in that year, and the lead independent director of the Board received an additional annual grant of an option to purchase 5,000 shares of Common Stock. All options were granted at a per share exercise price equal to the closing market price of a share of Common Stock on the date of grant of the option and vested immediately, but were not exercisable until the one-year anniversary of the grant date; provided, however, such one-year exercise limitation did not apply in the event of a dissolution or certain change-in-control events affecting the Company. Each non-employee director also received an annual grant of 1,500 deferred stock units ("DSUs")

following the August Board meeting in that year, which vested upon grant but could not be sold, and remain tax deferred, until the earlier to occur of (i) five years after the date of grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company. New non-employee directors received an initial grant of 5,000 options to purchase Common Stock, which vested immediately but was not exercisable until the one-year anniversary of the grant date. Additionally, each new non-employee director elected or appointed at any time other than at the August Board meeting in that year also received (A) a pro-rated stock option grant in an amount equal to the product of (1) the percentage of the year remaining until the next regularly scheduled August Board meeting, and (2) 10,500, and (B) a pro-rated grant of DSUs in an amount equal to the product of (1) the percentage of the year remaining until the next regularly scheduled August Board meeting, and (2) 1,500.

        Under the Nominating Committee's charter, it is responsible for (among other things) reviewing the compensation and benefits of non-employee directors and recommending to the Board for approval of any changes to such director compensation and benefits. During fiscal 2010, the Compensation Committee and the Nominating Committee jointly retained Exequity LLP ("Exequity") to serve as those committees' independent compensation consultant. In this capacity, Exequity reviewed the compensation for non-employee directors at the Company's peers and general industry trends, and provided observations and input to the Nominating Committee with respect to the program value and structure. The Nominating Committee reviewed such data and observations and made recommendations to the Board regarding proposed revisions to non-employee director compensation, which the Board approved on August 17, 2010. Beginning on August 17, 2010, the following compensation arrangements applied to the Company's non-employee directors:

        Each non-employee director is paid an annual retainer of $60,000 for his or her services as a director. Each member of the Compensation Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Compensation Committee receives an additional annual retainer of $25,000. Each member of the Audit Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Audit Committee receives an additional annual retainer of $25,000. Each member of the Nominating Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Nominating Committee receives an additional annual retainer of $15,000. Each member of the Compliance Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Compliance Committee receives an additional annual retainer of $20,000. Non-employee directors will also receive $1,500 for each Board meeting attended in excess of six Board meetings in a fiscal year, and each Committee member will receive $1,500 for each Committee meeting attended in excess of six meetings in a year. All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings.

        Each non-employee director will also receive an annual grant of DSUs with a target value of $90,000, calculated based upon the average closing market price of the Common Stock during the month prior to the month in which the grant is made, but in no event to exceed 15,000 DSUs. The lead independent director will also receive an additional annual grant of DSUs with a target value of $30,000, calculated in the same manner. With respect to grants made prior to October 28, 2010, these DSUs would vest upon grant but could not be sold, and would remain tax-deferred, until the earlier to occur of (i) five years after the date of grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of Corinthian. On October 27, 2010, the Board, upon the recommendation of the Nominating Committee made after reviewing and considering the input of Exequity, its independent compensation consultant, approved certain changes to the vesting and delivery schedule of DSUs. With respect to grants made after October 27, 2010, DSUs vest in four equal quarterly installments during the year following the grant date, but may not be sold, and remain tax-deferred, until the earlier to occur of (i) three years after the date of grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of Corinthian. Directors also may voluntarily elect to receive their annual retainer in an equivalent amount of additional DSUs in lieu of cash. It is contemplated that these annual DSU grants will occur at the time of the Annual Stockholders' Meeting.

        Directors are subject to a share ownership guideline under which they should hold, for as long as they continue to serve on the Board, Company Common Stock with a value equal to three times the annual cash retainer for the Company's non-employee directors, with no time limit to meet the ownership guideline, but with a requirement to hold 100% of net after-tax profit in shares acquired on option exercise or following DSU distribution until the guideline is met. The Board expects to periodically re-evaluate this ownership guideline in connection with changes in Board compensation.

Director Compensation Table—Fiscal 2011

        The following table presents information regarding the compensation paid during fiscal 2011 to individuals who were members of the Company's Board of Directors at any time during fiscal 2011 and who were not also employees of the Company during such period. The compensation paid to Jack D. Massimino and Peter C. Waller, both of whom were directors and employed by the Company during at least a portion of fiscal 2011, is presented below in the Summary Compensation Table and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Total ($)
(a)	(b)	(c)	(d)	(h)
Linda Arey Skladany	79,250	64,500	-0-	143,750
Paul R. St. Pierre	76,500	64,500	-0-	141,000
Hank Adler	91,250	64,500	-0-	155,750
Terry O. Hartshorn	76,500	86,000	-0-	163,000
Alice Kane	98,250	64,500	-0-	162,750
Robert Lee	87,500	64,500	-0-	152,000
Timothy Sullivan	79,000	64,500	-0-	143,500
John Dionisio	79,500	64,500	-0-	144,000
Sharon P. Robinson(4)	30,000	72,300	-0-	102,300

(1)
In accordance with the Securities and Exchange Commission's (the "SEC") disclosure rules, the amounts reported in Column (c) of the table above reflect the fair value on the grant date of the stock awards granted to the Company's non-employee directors during fiscal year 2011. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (c), please see the discussions contained in Note 7 (Common Stockholders' Equity) to the Company's Consolidated Financial Statements included as part of the Company's 2011 Annual Report, which note is incorporated herein by reference.

(2)
As described above, during fiscal year 2011 each of our continuing non-employee directors received an annual award of 15,000 DSUs. In addition, the lead independent director of the Board, Mr. Hartshorn, received an additional 5,000 DSUs (for a total annual award of 20,000 DSUs). In accordance with the Board-approved director compensation arrangement described above, directors were not granted options to purchase the Company's Common Stock in fiscal year 2011.

(3)
As of June 30, 2011, the end of the Company's fiscal year 2011, the Company's non-employee directors held the following aggregate numbers of outstanding unexercised equity awards: (i) Linda Arey Skladany, 109,000 options and 18,000 DSUs; (ii) Paul R. St. Pierre, 274,400 options and 18,000 DSUs (of which 185,400 stock options were granted to Mr. St. Pierre while he was an employee of the Company prior to his retirement on June 30, 2003, and the remaining 89,000 stock options were granted to Mr. St. Pierre after his retirement solely for his services as a director); (iii) Hank Adler, 69,000 options and 18,000 DSUs; (iv) Terry O. Hartshorn, 106,000 options and 23,000 DSUs; (v) Alice Kane, 59,000 options and 18,000 DSUs; (vi) Robert Lee, 43,000 options and 18,000 DSUs; (vii) Timothy Sullivan, 32,125 options and 18,875 DSUs; (viii) John Dionisio, 29,500 options and 18,500 DSUs; and (ix) Sharon P. Robinson, 15,000 DSUs.

(4)
Dr. Robinson was appointed to the Board on January 27, 2011.

Attendance at Meetings

        The Board of Directors met in person or conducted telephonic meetings a total of ten times during fiscal year 2011. During that same period, the Board acted three times by unanimous written consent. Each director who was a member of the Board at the time of the applicable meetings attended more than 75% of all Board meetings and applicable committee meetings held during the fiscal year. In addition, regular executive sessions of non-employee directors are held at least twice during each fiscal year.

        Board members are encouraged to attend the Annual Meeting of Stockholders. Seven Board members who were on the Board of Directors at the time of last year's Annual Meeting of Stockholders attended the Annual Meeting, and three Board members were unable to attend.

Board Leadership Structure

        The Board believes there is no single, generally accepted approach to providing Board leadership, and that leadership structure may vary as circumstances warrant. In the past, the Board has, at times, separated the positions of Chief Executive Officer and Chairman of the Board to facilitate management succession and leadership development. Prior to Peter Waller's resignation as Chief Executive Officer in November 2010, the positions of Chairman of the Board and Chief Executive Officer were separated. When Mr. Waller resigned as Chief Executive Officer and the Board re-appointed Jack Massimino to that position, it determined that he should maintain his position as Chairman of the Board as well. The Board of Directors believes this is the appropriate leadership structure for the Company at this time because it capitalizes on Mr. Massimino's experience as both a director of the Company for over ten years and as the Company's former Chief Executive Officer for more than an aggregate of five years. This dual role also promotes focused leadership and clarity in the overall direction of the Company's business strategy, and direct accountability between the Board and executive management. The Board of Directors acknowledges that the best leadership model for the Company may change based on the Company's needs at any given point in time, particularly with regard to management development and succession. Accordingly, the Board of Directors may, depending on the circumstances, determine that a different leadership structure would be in the best interests of the Company in the future.

        Additionally, the Board of Directors has chosen Mr. Hartshorn to serve as the lead independent director to promote the independence of the Board and appropriate oversight of management. The lead independent director acts as a liaison between the independent directors and management and is responsible for assisting the Chairman and Chief Executive Officer in establishing the agenda for Board meetings and for performing such other duties as may be specified by the Board from time to time.

Risk Oversight

        The Board has an active role, as a whole and through its committees, in overseeing management of the Company's risks. Management is responsible for identifying the material risks facing the Company and implementing appropriate risk management strategies. The Board's role includes oversight of management's day-to-day risk management activities and consideration of long-range strategic issues and risks to the Company. At regular Board meetings, the Chief Executive Officer and Chairman of the Board, in consultation with other members of management, proposes agenda items for the Board's approval of key issues of strategy, risk and integrity to be scheduled and discussed during the course of the fiscal year. In addition, the Board and its committees are periodically updated throughout the year on potential areas of risk exposure and processes to mitigate risks in the course of its review of the Company's strategy and business plan and through reports to the Board and its committees by senior members of management.

        The Board's committees, all comprised solely of independent directors, assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee oversees the Company's risk assessment and risk management policies, particularly the management of financial risks. The Compensation Committee oversees the management of risks relating to the structure of the Company's compensation plans, policies and overall philosophy. See "Risk Assessment and Mitigation." The Compliance Committee assists the Board in fulfilling its corporate governance and oversight responsibilities in relation to the Company's regulatory compliance obligations, and coordinates its activities with other committees of the Board. In addition, the Nominating Committee monitors risks associated with the effectiveness of the Board and the implementation of the Company's corporate governance principles. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, each committee regularly reports to the entire Board regarding such risks, which allows the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

        The Board of Directors believes that the processes it has established to administer the Board's risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on the Company's leadership structure described above under "Board Leadership Structure."

Committees of the Board of Directors

        The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Compliance Committee.

        The Board of Directors has determined that Mr. Adler, Ms. Skladany, Ms. Kane, Mr. Hartshorn, Mr. St. Pierre, Mr. Sullivan, Mr. Dionisio, Mr. Lee and Dr. Robinson are "independent" under applicable Nasdaq listing standards, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of a director. Due to their positions with the Company, Mr. Massimino does not qualify, and, during the period of his service on the Board, Mr. Waller did not qualify, as independent directors. During fiscal 2011, Mr. Adler, Mr. St. Pierre, Mr. Hartshorn, Mr. Lee, Mr. Sullivan, Mr. Dionisio, Ms. Skladany, and Ms. Kane served on committees of the Board.

        Audit Committee.    The Audit Committee is currently comprised of Mr. Adler (chairperson), Mr. Hartshorn, Mr. Lee and Mr. Dionisio. Each of these directors is an "independent director" as defined in the Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Adler is an "audit committee financial expert," as such term is defined in Regulation S-K, Item 407(d)(5) promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee's Charter can be viewed under the heading "Investors" on the Company's website at www.cci.edu. The Audit Committee is responsible for, among other things, reviewing the results and scope of the audit and other services provided by the Company's independent auditors, consulting with the Company's independent auditors and retaining the Company's independent auditors. The Audit Committee met four times during the fiscal year ended June 30, 2011.

        Compensation Committee.    The Compensation Committee was comprised of Ms. Kane (chairperson), Mr. Dionisio, Ms. Skladany and Mr. Sullivan from July 1, 2010 to January 27, 2011. On January 27, 2011, Ms. Skladany resigned from the Compensation Committee. In August 2011, after the end of fiscal 2011, Dr. Robinson was appointed to the Compensation Committee. Each of these directors is an "independent director" as defined in applicable Nasdaq rules. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company's website at www.cci.edu under the heading "Investors." The Compensation Committee has the authority to supervise all of the matters related to the compensation of executive officers of the Company, including determining policies and practices, changes in compensation and benefits for management, and all other matters relating to executive compensation. The Compensation Committee also administers the Company's 1998 Performance Award Plan, as amended, the 2003 Plan, the Company's 2004 New-Hire Award Plan, and the Employee Stock Purchase Plan.

        The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee currently has no such subcommittees and has no current intention to delegate any of its authority to any subcommittee. The Company's executive officers, including the Named Executive Officers (as identified below), do not have any role in setting the form or amount of compensation paid to the Named Executive Officers and other senior executive officers. However, the Company's Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers, in some instances after receiving input from other executive officers.

        Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. During fiscal 2011, the Compensation Committee retained the services of Exequity as its independent compensation consultant to provide advice in determining certain compensation matters for the Company's senior executive officers.

        The Compensation Committee met eleven times during the fiscal year ended June 30, 2011.

        Nominating and Corporate Governance Committee.    The Nominating Committee of the Board is currently comprised of Ms. Skladany (chairperson), Mr. Hartshorn, Mr. St. Pierre and Mr. Sullivan. Each of these directors is an "independent director" as defined in applicable Nasdaq rules. The Nominating Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company's website at www.cci.edu under the heading "Investors." The Nominating Committee's functions include identifying qualified individuals to become Board members, recommending the composition of the Board of Directors' committees, monitoring a process to assess Board effectiveness, and reviewing and making recommendations regarding director compensation. The Nominating Committee met five times during the fiscal year ended June 30, 2011.

        Compliance Committee.    The Compliance Committee is currently comprised of Mr. Lee (chairperson), Mr. Adler, Ms. Kane and Mr. St. Pierre. Each of these directors is an "independent director" as defined in the applicable Nasdaq rules. The Compliance Committee operates under a written charter adopted by our Board of Directors. A copy of the Compliance Committee Charter can be viewed under the heading "Investors" on the Company's website at www.cci.edu. The Compliance Committee is responsible for, among other things, reviewing the Company's processes to ensure that an appropriate framework of policies, procedures, reporting, ethical standards and employee accountability is established and functioning to achieve regulatory compliance. This includes reviewing with management the appropriate allocation of resources to achieve the desired results and reviewing the Company's efforts to nurture a culture of compliance and embed compliance awareness and accountability throughout the Company. The Compliance Committee met five times during the fiscal year ended June 30, 2011.

Director Nomination Process

        The Nominating Committee does not apply any specific, minimum qualifications in considering potential board members. Instead, in its assessment of potential board member candidates, the Nominating Committee reviews the nominees' experience and independence, the current needs of the Board, and such other factors as the Nominating Committee may determine are pertinent at the time. The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate diversity of backgrounds. The Nominating Committee will also take into account the ability of a person to devote the time and effort necessary to fulfill his or her responsibilities. Nominees may be suggested to the Nominating Committee by other directors, members of management and Company stockholders. The Nominating Committee also has in the past engaged third-party consultants to help identify and evaluate potential director nominees. In considering nominees to the Board, the Nominating Committee will select individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment to be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

        The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board. The Nominating Committee's evaluation does not vary based on whether or not a candidate is recommended by a stockholder. In order to provide the Nominating Committee time to evaluate candidates prior to submission to the stockholders for vote at the 2012 Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at the Company's corporate office no later than the close of business on July 15, 2012. The recommendation must contain the following: the name, residence and business address of the nominating stockholder; a representation that the stockholder is a record holder of Company stock or holds Company stock through a broker and the number of shares held; a representation as to whether or not the stockholder holds any derivative positions or has engaged in any hedging or other transactions that impacts voting power or economic interest with respect to the Company's securities; information regarding each nominee which would be required to be included in a proxy statement, including a statement of the qualifications of the recommended person; a description of any arrangements or understandings between and among the stockholder and each nominee; and the written consent of each nominee to serve as a director, if elected.

Stockholder Communications

        Any stockholder wishing to communicate with the Board, or any individual director, may write to the Board of Directors or such individual director, as applicable, c/o the Corporate Secretary of the Company, at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707. The Corporate Secretary will forward these communications directly to the individual director specified, or if none, to the Chairman of the Board.

Code of Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Corinthian employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions, which meets the requirements of Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. A copy of the Code of Business Conduct and Ethics can be viewed under the heading "Investors" on the Company's website at www.cci.edu. Waivers from, and amendments to, the Code of Business Conduct and Ethics that apply to directors, executive officers, other principal financial officers or persons performing similar functions may be timely posted in the "Investors" section of the Company's website at www.cci.edu, or a Report on Form 8-K will be filed with the SEC with respect to such items.

Review and Approval of Transactions with Related Persons

        The Audit Committee's Charter requires that the Audit Committee conduct an appropriate review of all proposed related person transactions (which term refers to transactions that would be required to be disclosed pursuant to Regulation S-K, Item 404(a) promulgated under the Securities Exchange Act of 1934, as amended) and that management shall not cause the Company to enter into any new related person transaction unless the Audit Committee approves such transactions. In addition, the Company's Code of Business Conduct and Ethics requires that all employees discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the Company's General Counsel, except in the case of the Company's Chief Executive Officer, in which case such matter should be discussed with the chair of the Audit Committee. Additionally, executive officers and directors of the Company must not engage in any transaction with the Company unless it has been previously approved by the Audit Committee of the Board of Directors. For purposes of this requirement, the term "transaction" does not include compensation which is approved by the Compensation Committee of the Board for services to the Company.

Transactions with Related Persons

        Ms. Skladany's husband is a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP (``Akin Gump"), and in February 2011, the Company retained Mr. Skladany and other attorneys and advisors in that firm to provide it with legal advice and other services related to legislative and regulatory matters. Akin Gump is an international law firm with approximately 700 lawyers, 170 equity partners, and more than $700 million in annual gross revenue in 2010, according to The American Lawyer. The Company expects that total payments to Akin Gump during any given fiscal year will not exceed approximately $350,000. The engagement by the Company of Akin Gump has been approved by the Audit Committee. The Company and its subsidiaries had no other transactions, nor are there any currently proposed transactions, in which the Company or its subsidiaries was or is to be a participant, where the amount involved exceeded $120,000, and where any director, executive officer or beneficial holder of more than 5% of the outstanding shares of Common Stock, or any of their immediate family members, had a material direct or indirect interest reportable under applicable SEC rules.

Corporate Governance Principles

        The Board of Directors, on the recommendation of the Nominating Committee, has adopted Corporate Governance Principles to assist the Board in the discharge of its duties and to serve the interest of the Company and its stockholders. The Corporate Governance Principles can be viewed under the heading "Investors" on the Company's website at www.cci.edu.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee was comprised of Ms. Kane (chairperson), Mr. Sullivan, Ms. Skladany and Mr. Dionisio from July 1, 2010 to January 27, 2011. After January 27, 2011 through the end of fiscal year 2011, the Compensation Committee was comprised of Ms. Kane (chairperson), Mr. Sullivan and Mr. Dionisio. Dr. Robinson was appointed to the Compensation Committee in August 2011, after the end of fiscal 2011. No one during the period of his or her service on the Compensation

Committee is a past or present officer or employee of the Company or had any relationship with the Company requiring disclosure under the SEC rules with respect to transactions with related persons. In addition, no executive officer of the Company serves or has served as a member of the Compensation Committee (or other committee serving an equivalent function) or board of directors of any entity, an executive officer of which served as a director or member of the Compensation Committee of the Company during fiscal 2011.

Adverse Interests

        On October 19, 2010, a shareholder derivative complaint captioned David Realty Company, derivatively on behalf of Corinthian Colleges, Inc., v. Jack Massimino, et al., was filed in the United States District Court for the Central District of California against all of the then-current members of the Company's Board of Directors, plus Kenneth Ord and Matt Ouimet, both of whom are current or former officers of the Company, and against the Company as a nominal defendant. On October 22, 2010, a second shareholder derivative complaint captioned Jake Vale, derivatively on behalf of Corinthian Colleges, Inc., v. Paul St. Pierre, et al., was filed in the United States District Court for the Central District of California against all of the current members of the Company's Board of Directors, plus Kenneth Ord, and against the Company as a nominal defendant. The David Realty Company complaint asserts causes of action for breach of fiduciary duty, unjust enrichment, and breach of fiduciary duty for insider selling and misappropriation of information; the Vale complaint asserts causes of action for violation of Section 14(a) of the 1934 Exchange Act, breach of fiduciary duty, unjust enrichment, and indemnification and contribution. These matters have now been consolidated in the United States District Court for the Central District of California in a matter captioned In re: Corinthian Colleges, Inc. Shareholder Derivative Litigation, and the Company and the individual defendants have filed a motion to dismiss the consolidated action. The Company and the individual defendants believe the complaint is without merit, and the Company intends to defend this matter vigorously.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms it has received and those it has prepared on behalf of officers of the Company, the Company believes that all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners during or with respect to fiscal 2011 were complied with by such persons.

 COMPENSATION DISCUSSION AND ANALYSIS

        Corinthian is one of the leading post-secondary education companies in North America. Corinthian focuses on delivering value to students while steadily improving the Company's operational and financial results. In doing so, the Company believes it is serving students, employees, and shareholders alike. During fiscal 2011, the post-secondary industry continued to face challenges and uncertainty due to the regulatory and economic environment in general. In particular, new U.S. Department of Education ("ED") regulations regarding compensation for employees engaged in certain enrollment activities and regulations regarding "gainful employment" resulted in substantial industry disruption. Despite these challenges, the Company made progress on several fronts and implemented new programs and procedures in response to changing regulations. Managing Corinthian's business during this time of change requires a team of talented and experienced executives, and, accordingly, Corinthian's executive compensation philosophy is designed to attract and retain top talent, align pay and performance, and encourage value creation for investors and students.

        The following contains a discussion of the material elements of compensation for the Company's current and former principal executive officers, principal financial officer, and the three other most-highly compensated individuals who served as executive officers of the Company during its 2011 fiscal year. These six individuals are referred to as the "Named Executive Officers" in this Proxy Statement. The Company's Named Executive Officers for fiscal 2011 were as follows:

Name	Title
Jack Massimino	Chairman of the Board and, as of November 29, 2010, Chief Executive Officer
Peter Waller	Former Chief Executive Officer
Kenneth Ord	Executive Vice President, Chief Administrative Officer and Chief Financial Officer
Beth Wilson	Executive Vice President
Bill Buchanan	Executive Vice President, Marketing and Admissions
Stan Mortensen	Executive Vice President and General Counsel

        During fiscal 2011, Corinthian experienced several executive leadership changes. In October 2010, Matt Ouimet resigned from his position as Chief Operating Officer, and in November 2010, Peter Waller resigned from his position as the Company's Chief Executive Officer and as a member of the Board of Directors. Upon Mr. Waller's resignation, the Board appointed Jack Massimino as the Chief Executive Officer in addition to his existing role as Chairman of the Board. Mr. Massimino previously served as Chief Executive Officer of the Company from November 2004 until July 2009. He has served on the Board since 1999.

        The executive compensation structure in place for fiscal year 2010 did not substantially change in fiscal 2011. For fiscal 2011, the Compensation Committee was concerned with retaining its key executives given anticipated regulatory changes, a difficult economic environment, and the resulting industry uncertainty. Regulatory changes that took place in fiscal 2011 led to some changes for fiscal 2012. For fiscal 2012, the Company is maintaining the key elements of its executive compensation structure, but has made changes to the annual bonus program and long-term incentive program to better reflect the Company's strategic goals and adapt to the industry environment.

        For fiscal 2011, the primary compensation actions taken by the Compensation Committee for our executive officers are summarized below:

  •
  Base Salary:  In July 2010, the Compensation Committee approved modest base salary increases for the Company's executives. Most executives received increases of approximately 3%, though a few of the Named Executive Officers received more substantial increases to reflect performance, competitive market practices, and desired pay positioning. The Compensation Committee also approved select additional salary increases during fiscal 2011 to reflect promotions.

  •
  Bonus Payouts:  For fiscal 2011, target bonus opportunities remained constant for all Named Executive Officers as compared to fiscal 2010. As in prior years, bonus payouts for fiscal 2011 were determined based on the achievement of an operating income goal and a regulatory compliance gate established at the beginning of the fiscal year. The Company achieved 91.7% of its operating income target and achieved its compliance objective for fiscal 2011. This resulted in payouts of 50% of the target bonus opportunities for executive officers.

  •
  Long-Term Equity Incentive Awards:  The Compensation Committee approved annual equity awards to the Company's executives in August and November 2010 in the form of stock options and restricted stock units ("RSUs"). Consistent with prior years, the exercise price of all stock option grants equaled the closing price of the Company's stock on the date of grant. The Company utilized its equity grant guidelines, expressed as a percentage of the executive's annual base salary, to determine the number of stock options and RSUs to award. The Compensation Committee also applied a premium to its standard equity grant guidelines for executives in fiscal 2011 to encourage retention through the uncertain regulatory environment. However, the actual grant date value of the equity awards, including the impact of the retention premium, were materially below the equity grant guidelines as the grant date stock price was substantially below the stock price used to determine the number of shares to award. For purposes of converting the target equity value for executives into a number of RSUs and stock options, the Committee used the 30-day average closing price of the Company's common equity in July 2010 ($9.69 per share). However, on the grant dates of August 25, 2010 and November 17, 2010, the actual grant date stock prices were substantially lower, at $4.73 per share and $4.30 per share, respectively, than the conversion price to determine the number of shares granted, resulting in a lower grant date value than the target equity values would have delivered. The Compensation Committee also considered implementing performance-based long-term incentives for executives to further align pay with performance. However, given the difficulty of setting appropriate performance goals in light of continued regulatory and economic uncertainty, the Compensation Committee decided to maintain its existing equity incentive program with time-based vesting requirements and to not implement such performance-based long-term incentives at this time.

  •
  Chief Executive Officer Compensation:  In November 2010, the Compensation Committee approved the compensation package for Jack Massimino in connection with his appointment as the Company's Chief Executive Officer. Mr. Massimino was already serving as the Company's Executive Chairman when appointed as Chief Executive Officer. The Compensation Committee set Mr. Massimino's annual base salary at $900,000, his target bonus opportunity at 115% of his annual base salary, and his target long-term incentive ("LTI") opportunity at 350% of his annual base salary.

        The Compensation Committee also took certain actions in June 2011 related to the Company's executive compensation for fiscal 2012:

  •
  Base Salary:  At the end of fiscal 2011, the Company made additional compensation adjustments intended to be carried through fiscal 2012. Base salaries for most executives increased by 3%. The Chairman of the Board and Chief Executive Officer received no salary increase while some Named Executive Officers received larger salary increases to reflect competitive market levels, desired external and internal pay positioning, and promotions.

  •
  Annual Cash Bonus Plan Design:  For fiscal 2012, the Compensation Committee also approved a revised bonus plan design. 75% percent of the annual bonus opportunity for executives will continue to be based on operating profit performance. 25% will be based on other strategic corporate objectives. The strategic objectives are intended to align with strategic objectives for other bonus eligible employees, including those whose activities may be deemed to be covered by new ED regulations. These additional strategic objectives serve to balance the continued emphasis on key financial objectives with important non-financial strategic initiatives aligned throughout the organization.

  •
  Long-Term Equity Incentive Plan Design:  For fiscal 2012, the Compensation Committee approved changes to the long-term equity incentive plan. In fiscal 2011, the equity value for executives was delivered 70% in stock options and 30% in RSUs. For fiscal 2012, the equity value was delivered 50% in stock options and 50% in RSUs. Consistent with prior years, the exercise price of all stock option grants equaled the Company's closing stock price on the date of grant. Once again, the actual grant date value of the equity awards was below the equity grant guidelines and market as the grant date stock price was substantially below the stock price used to determine the number of shares to award.

Role of the Compensation Committee and Compensation Consultants

        The Company's executive compensation programs are determined and approved by the Compensation Committee. As contemplated by its Charter, the Compensation Committee annually evaluates the Chief Executive Officer's compensation in light of corporate performance and the competitive labor market environment in which the Company competes for executive talent, and bases the Chief Executive Officer's compensation, including salary, bonus, grants of equity compensation, perquisites and severance arrangements, upon such evaluations. The Compensation Committee also annually reviews and approves the compensation structure for the Company's other executive officers, including the other Named Executive Officers, by assessing the Company's general performance and the competitive labor market, and sets the annual compensation, including salary, bonus, and equity compensation grants, for such executive officers. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in making decisions regarding the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of the Chief Executive Officer in setting the compensation levels for other executive officers.

        Under its Charter, the Compensation Committee has the authority to hire independent consultants to advise it on executive compensation matters. During fiscal 2010, the Compensation Committee first retained Exequity as its independent compensation consultant. In this role, Exequity has advised the Compensation Committee regarding fiscal 2011 compensation decisions, as well as 2012 program design and executive compensation levels, including advising the Compensation Committee as it determined the compensation structure for the Company's Chairman of the Board and Chief Executive Officer. Exequity has not, at any time, provided any services to the Company other than (i) consulting services provided in fiscal 2010, 2011 and 2012 to the Compensation Committee regarding executive compensation, and (ii) consulting services provided to the Nominating Committee regarding Director compensation.

        Since fiscal 2008, the Company's management has retained Mercer LLC ("Mercer") to provide consulting services regarding the Company's overall compensation strategy. As part of its overall services to the Company, Mercer has provided observations and input regarding the compensation of executive officers, other than Mr. Massimino in his role as Chief Executive Officer in fiscal 2011 and his role as Executive Chairman in fiscal 2010 and 2011 and Mr. Waller in his role as Chief Executive Officer in fiscal 2010 and 2011. Mercer also provides management with other non-executive compensation and benefit consulting services. Mercer has not been retained by the Compensation Committee, and all data, observations and advice provided by Mercer to the Compensation Committee with respect to executive compensation have been reviewed and commented on by the Compensation Committee's independent consultant, Exequity. In preparation for both fiscal 2011 and fiscal 2012, Mercer conducted an assessment of the compensation practices of the Company's peers and advised the Company's management regarding salaries, short-and long-term incentives, internal pay equity considerations and stock ownership guidelines.

Executive Compensation Program Objectives and Elements

        The Company's current executive compensation programs are intended to help the Company achieve three fundamental objectives: (1) recruit and retain superior talent; (2) create a significant direct relationship between pay and performance; and (3) reinforce the alignment between executive officers' and stockholders' interests.

        As described in more detail below, the material elements of our current executive compensation programs for Named Executive Officers consist of the following: a base salary, an annual cash bonus opportunity (referred to in the Summary Compensation Table below as "Non-Equity Incentive Plan Compensation"), a long-term equity incentive opportunity in the form of stock options and RSUs, perquisites, and severance and other benefits payable in connection with a termination of employment or change in control. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as summarized in the table below.

Compensation Element	Principal Compensation Objectives
Base Salary	Provide competitive salary to recruit and retain superior talent and to reward for day-to-day job performance
Annual Cash Bonus Opportunity	Drive annual corporate financial results, create organizational alignment through other strategic corporate objectives, and maintain high standards of regulatory compliance
Long-Term Equity Incentives	Create alignment with stockholders, drive stockholder value, and provide retention
Perquisites	Provide modest supplemental benefits to attract and retain key talent
Severance and Other Benefits	Ensure unbiased assessment of mergers and acquisitions activity and fair treatment in the event of termination

        The Compensation Committee believes that the Company's most senior executives should have a majority of their total direct compensation delivered in variable or performance-based pay, and/or tied to stockholder returns. Although the Compensation Committee has not defined specific targets for allocating between long-term and currently-paid compensation, or between cash and non-cash compensation, the Compensation Committee believes the current mix between these compensation elements appropriately achieves the Company's compensation objectives. The overall mix of the aggregate current compensation structure at target for the Named Executive Officers is approximately 25% base salary, 25% annual cash bonus, and 50% long-term equity incentives. As discussed in more detail below under the heading, "Executive Compensation Elements—Long-Term Equity Incentive Awards," the actual mix in fiscal 2011 and 2012 differed from this structure as the actual grant date value of long-term equity incentives was substantially lower than the equity grant guidelines.

 Market Assessment

        In setting compensation for fiscal 2011 and fiscal 2012, the Company's management engaged Mercer to perform a market compensation assessment. For both years, Mercer assisted the Company in identifying peer groups of other publicly-traded companies to serve as reference points for competitive pay practices, while Exequity provided the Compensation Committee with guidance on final peer group selection with respect to executive compensation decisions. In addition to peer company data, survey data was collected from both specialized for-profit education compensation surveys as well as general industry compensation surveys, which consisted of Mercer's US Global Premium Executive Remuneration Suite, Watson Wyatt Data Services' Survey Report on Top Management Compensation, and Mercer's US HRPEN Compensation Survey: A For-Profit Post-Secondary Education Study. These surveys were considered generally, and no one company's data within the survey received particular focus. Where possible, data was selected based on Corinthian's revenue in order to reflect the compensation of executives at similarly sized companies. In both years, Mercer gathered peer and survey data for base salary, short-term incentive compensation, long-term incentive compensation and total direct compensation (consisting of annual base salary and short-and long-term incentive compensation) for each Named Executive Officer.

        Mercer provided market data for the Chief Executive Officer position to the Compensation Committee's independent advisor, Exequity, in fiscal years 2011 and 2012. Exequity advised the Compensation Committee to make decisions regarding the compensation of the Company's former Chief Executive Officer, Mr. Waller, for fiscal 2011 and for the current Chief Executive Officer, Mr. Massimino, upon his appointment in November 2010 and for fiscal 2012. For fiscal 2011, Exequity also analyzed market data and provided recommendations to the Compensation Committee for the Executive Chairman of the Board position, which Mr. Massimino held prior to his appointment to the position of Chief Executive Officer in November 2010. The determination of both Mr. Massimino's and Mr. Waller's compensation structure at these times was the result of a combination of benchmarking and the Compensation Committee's subjective judgment after reviewing competitive market data, and was consistent with the Compensation Committee's stated compensation philosophy of setting executive total compensation levels between the 50th and the 75th percentiles of the market.

        To complete the compensation assessment for fiscal 2011, the Compensation Committee refined the Company's peer groups with Exequity's input. While the peer groups were refined in fiscal 2011, as described below the general philosophical approach to selecting peers was consistent with the approach taken in fiscal 2010. As in previous years, the fiscal 2011 peer group was comprised of both for-profit education and general industry peers. The Company believes that, while it is important to understand the compensation levels and practices of direct industry peers, the majority of Corinthian's executive talent has been recruited from general industry companies with similar operating characteristics and, therefore, general industry market data is highly relevant. Select changes to both the direct and general industry peer groups were made primarily to more closely reflect the revenue size of Corinthian. Specifically, the Company removed four peers in the Education Services industry with revenue less than 1/2 of the Company's (Lincoln Educational Services, Strayer Education, Universal Technical Institute,

and Capella Education), so that its fiscal 2011 peer group included the following for-profit education companies:

Company	Industry	Location	Revenue as of June 30, 2010 (millions)(1)
Apollo Group, Inc.	Education Services	Phoenix, Arizona	$4,742
Career Education Corporation	Education Services	Schaumburg, Illinois	$2,016
DeVry Inc.	Education Services	Oakbrook Terrace, Illinois	$1,915
Education Management Corporation	Education Services	Pittsburgh, Pennsylvania	$2,509
ITT Educational Services, Inc.	Education Services	Carmel, Indiana	$1,500
Median of Fiscal 2011 For-Profit Education Peers			$2,016
Corinthian			$1,764

(1)
Represents most recent four quarters ending on or prior to June 30, 2010.

        In choosing general industry peers for fiscal 2011, the Company first excluded those fiscal 2010 peers with revenue less than 1/2 of the Company's (Skilled Healthcare Group and Hot Topic). The Company also excluded fiscal 2010 peers that were no longer public companies (Carl Karcher Restaurants). Using the same screening criteria as in fiscal 2010, revenue size, business model, and operating characteristics, the Company decided to add six companies to its general industry peer group (Hyatt Hotels, Select Medical Holdings, Service Corp International, Quiksilver, Williams-Sonoma, and Wyndham Hotels) in order to further balance the industry composition of the group and more closely align the median revenue with that of the Company. As noted below, two of the six companies added are within the hospitality industry, an industry whose operational model the Company has long considered relevant. Prior to fiscal 2011, the Company was unable to find hospitality companies with comparable revenue. As in fiscal 2010, where possible, peers located in the same geographic region were included, but, in selecting fiscal 2011 peers, geography continued to be a secondary consideration. Ultimately, the following general industry peers were selected for purposes of assessing fiscal 2011 executive compensation levels:

Company	Industry	Location	Revenue as of June 30, 2010 (millions)(1)
The Cheesecake Factory Incorporated	Restaurants	Calabasas Hills, California	$1,626
The Gymboree Corporation	Retail	San Francisco, California	$1,044
Hyatt Hotels Corporation	Hospitality	Chicago, Illinois	$3,425
LifePoint Hospitals, Inc.	Healthcare Facilities	Brentwood, Tennessee	$3,068
P.F. Chang's China Bistro, Inc.	Restaurants	Scottsdale, Arizona	$1,240
Quiksilver, Inc.	Retail	Huntington Beach, California	$1,941
Sun Healthcare Group, Inc.	Healthcare Facilities	Irvine, California	$1,893
Select Medical Holdings Corporation	Healthcare Facilities	Mechanicsburg, Pennsylvania	$2,284
Service Corporation International	Healthcare Facilities	Houston, Texas	$2,115
VCA Antech, Inc.	Healthcare Facilities	Los Angeles, California	$1,338
Williams-Sonoma, Inc.	Retail	San Francisco, California	$3,209
Wyndham Worldwide Corporation	Hospitality	Parsippany, New Jersey	$3,778
Median of Fiscal 2011 General Industry Peers			$2,028
Corinthian			$1,764

(1)
Represents most recent four quarters ending on or prior to June 30, 2010.

        In setting fiscal 2012 compensation, the Company updated its peer groups with Mercer's and Exequity's input. The Compensation Committee and its advisor believe that the peer groups utilized for fiscal 2011 are still appropriate and accurately reflect the competitive landscape for executive talent. As such, the only change made for fiscal 2012 was the removal of Gymboree as it is no longer a publicly traded company.

        The fiscal 2012 peer group included the following for-profit education companies:

Company	Industry	Location	Revenue as of June 30, 2011 (millions)(1)
Apollo Group, Inc.	Education Services	Phoenix, Arizona	$4,870
Career Education Corporation	Education Services	Schaumburg, Illinois	$2,108
DeVry Inc.	Education Services	Oakbrook Terrace, Illinois	$2,182
Education Management Corporation	Education Services	Pittsburgh, Pennsylvania	$2,888
ITT Educational Services, Inc.	Education Services	Carmel, Indiana	$1,582
Median of Fiscal 2012 For-Profit Education Peers			$2,182
Corinthian			$1,869

(1)
Represents most recent four quarters ending on or prior to June 30, 2011.

        The fiscal 2012 peer group included the following general industry companies:

Company	Industry	Location	Revenue as of June 30, 2011 (millions)(1)
The Cheesecake Factory Incorporated	Restaurants	Calabasas Hills, California	$1,685
Hyatt Hotels Corporation	Hospitality	Chicago, Illinois	$3,608
LifePoint Hospitals, Inc.	Healthcare Facilities	Brentwood, Tennessee	$3,432
P.F. Chang's China Bistro, Inc.	Restaurants	Scottsdale, Arizona	$1,248
Quiksilver, Inc.	Retail	Huntington Beach, California	$1,841
Sun Healthcare Group, Inc.	Healthcare Facilities	Irvine, California	$1,931
Select Medical Holdings Corporation	Healthcare Facilities	Mechanicsburg, Pennsylvania	$2,618
Service Corporation International	Healthcare Facilities	Houston, Texas	$2,261
VCA Antech, Inc.	Healthcare Facilities	Los Angeles, California	$1,428
Williams-Sonoma, Inc.	Retail	San Francisco, California	$3,597
Wyndham Worldwide Corporation	Hospitality	Parsippany, New Jersey	$4,043
Median of Fiscal 2012 General Industry Peers			$2,261
Corinthian			$1,869

(1)
Represents most recent four quarters ending on or prior to June 30, 2011.

        The compensation data derived from the peer groups and surveys is intended to inform the Compensation Committee's decision-making process within the context of the Company's defined compensation philosophy and desired market pay positioning. However, the Compensation Committee does not use the compensation data to set specific compensation levels based on formulaic benchmarking. Rather, the Compensation Committee determined that it would generally target total direct compensation for its executives at a level it determined to be between the 50th and 75th percentiles of the market based on the information considered by the Compensation Committee, with specific compensation levels for each executive officer based on the subjective judgment of the

Compensation Committee. In aggregate, current structural compensation for the Company's Named Executive Officers is aligned with the Compensation Committee's articulated philosophy.

Overview of Company Performance, Decisions for Fiscal Year 2011, and Changes for Fiscal 2012

Fiscal 2011 Company Performance

        During fiscal 2011, the Company navigated a number of challenges and made progress on several fronts within a difficult economic and regulatory environment. The Company assisted a record number of graduates find jobs in their fields of study, better aligned expenses with revenue, implemented programs and procedures in response to several new regulations, and improved efficiency in default prevention and financial aid processing. New student enrollments slowed in fiscal 2011 primarily due to the Company's decision to stop enrolling ability-to-benefit (ATB) students as well as general economic conditions and tuition increases. The Company has since begun to permit ATB enrollments at select campuses on a limited basis. While the slowdown in enrollments impacted revenue and margins, the Company achieved 91.7% of the operating income goals approved by the Compensation Committee at the beginning of the year (which excluded the impact of any one-time charges).

Fiscal 2011 and 2012 Compensation Decisions and Changes

        The executive compensation structure in place for fiscal year 2010 did not substantially change in fiscal 2011. However, there were several changes to the composition of the Company's executive team during the first half of the fiscal year. In October 2010, Matt Ouimet resigned as Chief Operating Officer, and in November 2010 Peter Waller resigned as the Company's Chief Executive Officer and as a member of the Board of Directors. Upon Mr. Waller's resignation, the Board appointed Jack Massimino as the Chief Executive Officer in addition to his existing role as Chairman of the Board. Mr. Massimino previously served as Chief Executive Officer of the Company from November 2004 until July 2009. He has served on the Board since 1999.

        For fiscal 2011, changes to the executive compensation program were limited and executive compensation was comprised of three key elements: base salary, short-term cash incentives, and long-term equity incentives. The Company is constantly evaluating and refining its executive compensation programs to help ensure optimal support of its compensation objectives. To this end, the Company completed a thorough review of its executive compensation program design prior to fiscal 2011 and, following advice and input from both Mercer and Exequity, made select changes to its compensation programs for fiscal year 2011 as outlined below.

        For fiscal 2012, the Company is maintaining the key elements of its executive compensation structure, but has made changes to the annual bonus program and long-term incentive program to better reflect the Company's strategic goals and the industry environment. Details regarding the approach the Compensation Committee took with respect to establishing targets for fiscal 2012 annual bonuses and equity grants are included below in the "Annual Cash Bonuses" and "Long-Term Equity Incentive Awards" sections, respectively.

Executive Compensation Elements

Base Salaries

        At the start of fiscal 2011, most executives received a modest 3% increase in annual base salary consistent with general industry practices and the Compensation Committee's articulated compensation philosophy. In November 2010, Mr. Massimino's base salary increased from $832,000 to $900,000 in connection with his appointment to the Chief Executive Officer position. In December 2010, Mr. Ord received a salary increase in connection with his promotion to Chief Administrative Officer (while also continuing to serve as Chief Financial Officer) from $455,000 to $500,000. Mr. Ord also then received an additional 3% merit increase in June 2011 to increase his base salary for fiscal 2012 from $500,000 to $515,000. Messrs. Waller, Buchanan, and Mortensen received more substantial increases in their base salaries for fiscal 2011 in recognition of their performance and in order to align their pay with the Compensation Committee's stated compensation philosophy and to better align with overall compensation levels for similar positions at peer companies. In June 2011, the Company made additional base salary adjustments intended to carry through fiscal 2012. Most executives received an increase of 3%. Mr. Mortensen received a more substantial increase in recognition of his performance and his pay positioning relative to market levels and the Compensation Committee's stated compensation philosophy.

        Base salary changes during fiscal 2011 and for fiscal 2012 were as follows:

Named Executive Officer	Base Salary as of 7/1/2010		Percentage Increase Over Fiscal 2010 Salary	Fiscal 2012 Base Salary	Percentage Increase Over Fiscal 2011 Ending Salary
Jack Massimino	$832,000	(1)	0%	$900,000	0%
Peter Waller	$775,000		19%	—	—
Kenneth Ord	$455,000	(2)	3%	$515,000	3%
Beth Wilson	$425,000		3%	$438,000	3%
Bill Buchanan	$370,000		15%	$385,000	4%
Stan Mortensen	$350,000		12%	$385,000	10%

(1)
In November 2010, Mr. Massimino's annual base salary was increased to $900,000.

(2)
In December 2010, Mr. Ord's annual base salary was increased to $500,000.

Annual Cash Bonus

        None of the Company's executive officers, including the Named Executive Officers, are entitled to a guaranteed or minimum annual bonus. Instead, bonuses for the executive officers are based upon the Company's performance relative to Company financial, compliance, and other corporate goals. The Compensation Committee annually approves a target bonus opportunity for each executive that is expressed as a percentage of the executive's base salary. In addition, the Compensation Committee retains the right to reduce or eliminate bonus payments at its discretion.

        For fiscal 2011, consistent with prior years, the Compensation Committee used an operating income measure and a regulatory compliance "gate" for the Company for purposes of calculating the executive officers' bonuses. The Compensation Committee believes that operating income is the most appropriate measure to align the Company's business strategies and financial objectives with those of the stockholders, while a regulatory compliance gate encourages management to mitigate risk and exercise careful oversight of the Company's complex regulatory environment. The regulatory compliance "gate" is a condition that requires the Company's schools, on average, to achieve a specified internally-tracked compliance score, as determined by the Company's internal audit department. The compliance "gate" must be achieved for any annual incentive to be paid to key executives. Because the regulatory compliance "gate" does not (in and of itself) result in bonus payments being triggered, the Company considers the compliance "gate" to be reasonably likely to be achieved but nevertheless an important safeguard to help mitigate risk.

        At the time the Company's performance objectives were set for fiscal 2011, the Compensation Committee believed that the target for operating income would be met only if the Company performed at a high level throughout the year. The operating income target for the Company was $149.4 million. The Company achieved 91.7% of this performance goal or operating income of $137.0 million (before an unplanned impairment charge and severance expenses of an aggregate of $220.1 million; GAAP operating income was ($83 million)).

        For fiscal 2011, the Compensation Committee set the Named Executive Officers' target bonus opportunities as follows, which reflects the Compensation Committee's belief that the Chief Executive Officer should have a greater percentage of his compensation linked to Company performance and is consistent with the Compensation Committee's review of peer company data:

Named Executive Officer	Threshold Bonus (%)	Threshold Bonus ($)	Target Bonus (%)	Target Bonus ($)	Max Bonus (%)	Max Bonus ($)
Jack Massimino	46%	$414,000	115%	$1,035,000	230%	$2,070,000
Peter Waller	46%	$356,500	115%	$891,250	230%	$1,782,500
Kenneth Ord	30%	$154,500	75%	$386,250	150%	$772,500
Beth Wilson	30%	$131,400	75%	$328,500	150%	$657,000
Bill Buchanan	30%	$115,500	75%	$288,750	150%	$577,500
Stan Mortensen	30%	$115,500	75%	$288,750	150%	$577,500

        In order for each Named Executive Officer to receive 100% of his or her target bonus for fiscal 2011, the Company had to meet its regulatory compliance gate and achieve 100% of the Company's adjusted operating profit goal of $149.4 million. If the Company met the regulatory compliance gate, bonus payouts would be made at the following percentages of each executive's bonus target, based upon the Company's fiscal 2011 operating income achievement (with interpolation between expressed points):

Company 2011 Operating Income Achievement ($, in millions)	Percent of Targeted Operating Income Achievement (%)	Percent of Executive's Bonus Target Payout Level (%)
< $134.5	< 90%	0%
$134.5	90%	40%
$149.4	100%	100%
$194.2	130%	200%
> $194.2	> 130%	200%

        As stated above, at the end of fiscal year 2011, the Compensation Committee determined that the Company met its regulatory compliance gate and achieved operating income of $137.0 million (adjusted as described above), or 91.7% of its target goal. Payouts under the annual incentive program were 50% of the target bonus amount, as follows:

Name	Base Salary as of 6/30/2011 ($)	Fiscal 2011 Bonus Target, as a % of Salary (%)	Target Bonus ($)	Payout Level Based on Achievement (%)		Fiscal 2011 Bonus ($)
Jack Massimino	$900,000	115%	$1,035,000	50%		$517,500
Peter Waller	$775,000	115%	$891,250	20.4	%(1)	$181,913
Kenneth S. Ord	$515,000	75%	$386,250	50%		$193,125
Beth Wilson	$438,000	75%	$328,500	50%		$164,250
Bill Buchanan	$385,000	75%	$288,750	50%		$144,375
Stan Mortensen	$385,000	75%	$288,750	50%		$144,375

(1)
Mr. Waller's payout was pro-rated by 40.82%, based on the 149 out of 365 days he was Chief Executive Officer during the year.

        For fiscal 2012, the Named Executive Officers' bonus opportunities as a percentage of salary will remain the same. For 2012, annual bonuses for executive officers will continue to be based primarily on operating income performance with a weighting of 75%. However, the Company will also utilize other strategic corporate objectives in determining 25% of the annual bonus payouts. The strategic objectives are intended to align with strategic objectives for other bonus eligible employees, including those whose activities may be deemed to be covered by new ED regulations. These additional strategic objectives serve to balance the continued emphasis on key financial objectives with important non-financial strategic initiatives aligned throughout the organization. A threshold operating profit "gate" must be achieved for any annual incentive to be paid to key executives. The fiscal 2012 bonus plan for executive officers will include the following metrics and weightings:

Performance Measure	Weighting
Operating Income	75%
Compliance	6.25%
Student Satisfaction	6.25%
Employee Turnover	6.25%
Admissions & Student Finance Assessment Program	6.25%

        Compliance will be assessed based on the percentage of campuses that achieve a specified internally-tracked compliance score as determined by the Company's internal audit department. Student satisfaction will be assessed based on the results of a bi-annual student satisfaction survey administered at all campuses. Employee turnover will be assessed based on overall Company annual turnover, excluding reductions in force. The annual incentive program will also consider the successful execution of the Company's new performance assessment program for frontline Admissions and Student Finance employees. This new performance assessment program was instituted in response to recent ED regulations regarding the compensation of employees engaged in certain admissions and financial aid activities.

        In developing the performance goals for the corporate objectives outlined above, the Company, with the assistance of Mercer, conducted a robust analysis including past performance data, scenario testing, cost modeling, and prospective forecasts. Based on this information, the Compensation Committee believes that the goals set for both the operating profit and corporate objectives components are quantitative, challenging and require strong performance during fiscal 2012 to achieve. Consistent with prior years, potential payouts under the fiscal 2012 annual bonus program will continue to range from 0% to 200% of target based on actual performance relative to goals.

Long-Term Equity Incentive Awards

        The Compensation Committee believes that long-term equity incentive awards should be a significant component of the Named Executive Officers' total compensation. Additionally, the Compensation Committee believes that awarding a combination of stock options and RSUs appropriately aligns executive interests with shareholders and balances emphasis on performance and retention. In the case of executives, annual equity awards have been historically heavily weighted towards options so that the majority of executives' equity compensation is earned only if the stock price rises. At the same time, RSUs have been used to provide a modest amount of retention value during periods of market volatility, while also tying executives' compensation to stockholder returns. This design supports the Compensation Committee's objectives of alignment with stockholders' interests, retention of key talent, and pay for performance.

  Long-Term Equity Incentive Mix

        Consistent with prior years, for fiscal 2011, equity grants for the Named Executive Officers were comprised of 70% options and 30% RSUs determined on a grant date value basis under the principles used to determine the grant date value of the award for financial reporting purposes. For fiscal 2012, the equity grants for Named Executive Officers will shift to 50% options and 50% RSUs. The Company made this shift in order to reduce share usage, better align the risk profile of executive equity awards with the equity holdings of investors, and to create somewhat more stable long-term incentive opportunities for executives in light of the current volatility and uncertainty in private sector education. The Company believes that this mixture provides an appropriate balance between the goals of increasing the price of the Company's Common Stock (as options only have value if the stock price increases after the option is granted) and avoiding risks that could threaten the Company's growth and stability (as RSUs are exposed to decreases in the Company's stock price). Under grant date valuation principles, the grant date value of a stock option is generally less than the grant date value of a RSU covering an equal number of shares. Thus, fewer RSUs can be awarded (when compared with stock options) to convey the same grant date value for these purposes. The Compensation Committee considers these distinctions to help minimize the dilutive effects of the awards on the Company's stockholders generally.

  Equity Grant Guidelines

        In determining annual equity awards, the Company uses a "value-based," or dollar-denominated approach, which provides guidelines for establishing the target annual value of equity awards expressed as a percentage of base salary. Value-based or dollar-denominated long-term incentive compensation increases the transparency of the actual amount of equity granted, and allows the Company greater control of its long-term incentive compensation expense. As in the Company's annual incentive plan, the value of long-term incentive awards is denominated as a percentage of base salary and is determined by the employees' level within the organization. By setting individual equity opportunity levels as a percentage of base salary, the Company is able to more effectively manage pay mix year-to-year and drive desired performance focus and award outcomes. One effect of this policy, which the Compensation Committee takes into account, is that increases in base salary result in an equal percentage increase in the value of equity grants that follow any base salary increase in order to maintain the pay mix relationship. Also, the value-based guidelines are sufficiently broad so that individual awards for eligible employees can be differentiated based on such factors as individual performance, potential and retention. The Compensation Committee also exercises its subjective judgment in increasing or decreasing the total equity pool size from year to year based upon any factors it may consider appropriate, including the Company's operational performance compared to its previously-determined objectives and compared to the performance of its education industry peers, program cost and overall share usage.

  Individual Equity Grant Guidelines

        The Compensation Committee has developed a value-based grant target for each executive officer. The value-based grant target for each executive is expressed as a dollar value or percentage of the executive's base salary then in effect and represents the target level of equity-based awards (converted to a number of RSUs and stock options based on the average share price in the month prior to grant, or, in fiscal 2012, $7.00 per share for RSUs and a fair value of $3.50 for options, whichever was higher) to be awarded to the executive during the year, subject to the Compensation Committee's discretion to determine the actual number, type and terms of the awards to be granted.

        For fiscal 2011, the Compensation Committee determined that equity awards should include a 30% premium on the standard equity grant guidelines. The 30% premium to the equity award guidelines was intended to provide additional performance and retention incentives during a period of uncertainty and the current volatile nature of the private sector education industry given the regulatory environment. However, the equity grant guidelines were restored to standard levels for fiscal 2012. Additionally, due to share constraints under the shareholder-approved plan, the Compensation Committee determined that executive's fiscal 2011 equity awards would be delivered in two installments. Whereas historically the full equity award has been delivered in August of the applicable fiscal year, in fiscal 2011 a portion of the executive equity awards were delivered in August 2010, with the remainder delivered in November after shareholder approval of the Company's request for additional shares. The full number of options and shares granted to executives through both the August and November grants was determined and approved by the Compensation Committee based on the

Company's average stock price in July 2010. For Mr. Massimino's fiscal 2011 grant, the Compensation Committee used the approximate value of his fiscal 2010 target annual bonus award opportunity and converted it into an award of RSUs given the longer-term, strategic focus of his position as Executive Chairman at that time.

        For fiscal 2011 equity awards, the share price used to determine the number of shares delivered to executives was based on the average share price for the month preceding the actual grant of equity awards. This was to mitigate the potential volatility of the number of shares granted to executives based on the stock price on a single date. For fiscal 2012, the Company decided to use the greater of the average stock price for the month prior to the grant of equity awards or a stock price of $7.00 for RSUs and a fair value of $3.50 for options. Based on this policy, the Company used a stock price of $7.00 for RSUs and a fair value of $3.50 for options to determine the number of shares for fiscal 2012. The Company instituted this new policy to reduce the maximum number of shares that could be granted in light of recent industry volatility and depressed stock values. Theses mechanisms are only used to determine the number of shares and not to determine the value of equity awards as of the grant dates, since the reported value of the RSUs and the exercise price of all options are based on the actual grant date closing stock price.

        The actual grant value of the fiscal 2011 and 2012 awards was significantly less than the target equity guidelines. This is because the grant date closing stock price was considerably less than the 30-day average stock price and the $7.00 stock price for RSUs and a fair value of $3.50 for options used to determine the number of shares delivered to executives in fiscal 2011 and 2012, respectively. The equity grant targets for the Named Executive Officers, as well as the actual grant date values, were as follows for fiscal 2011 and 2012:

Name	Fiscal 2011 Equity Target, as a % of Salary (%)		Actual Fiscal 2011 Equity grant date values, as a % of Salary (%)		Fiscal 2012 Equity Target, as a % of Salary (%)	Actual Fiscal 2012 Equity grant date values, as a % of Salary (%)
Jack Massimino	455	%(1)	217	%(1)	350%	101%
Peter Waller	455%		211%		—	—
Kenneth S. Ord	150%		70%		115%	33%
Beth Wilson	150%		70%		115%	33%
Bill Buchanan	150%		70%		115%	33%
Stan Mortensen	150%		70%		115%	33%

(1)
As Executive Chairman at the start of fiscal 2011, Mr. Massimino's annual equity grant was comprised entirely of RSUs and was intended to approximate the value of his fiscal 2010 target annual bonus award opportunity. After he was reappointed to the position of Chief Executive Officer, the Compensation Committee increased his annual base salary to $900,000 and determined to make an additional equity grant to Mr. Massimino in the form of stock options which would have a value, when combined with the value of the RSU grant previously made, approximately equal to 350% of his base salary, plus a 30% premium, which was the guideline applied by the Compensation Committee with respect to Mr. Waller's fiscal 2011 equity grant when he was CEO. The Compensation Committee also applied the same July 2010 30-day average stock price valuation methodology to Mr. Massimino's option grant as had been applied to Mr. Waller's fiscal 2011 grant.

Perquisites and Retirement Benefits

        The Company provides certain limited perquisites and retirement benefits to the Named Executive Officers in order to assist in retention and enhance the competitiveness of its overall compensation program. Perquisites provided to the Named Executive Officers consist of an automobile allowance and

Company-paid premiums for health insurance coverage under the Company's executive health plan. The Company also provides retirement benefits consistent with the benefit formulas for other broad-based managerial-level employees in the form of matching contributions to the executives' accounts under the Company's 401(k) plan and deferred compensation plan. The Company believes that these perquisites and retirement benefits are a way to provide the Named Executive Officers with a relatively modest level of additional compensation that supplements their other compensation opportunities and is consistent with general industry practice. These modest benefits were considered by the Compensation Committee in its subjective judgment, and specific benchmarking of perquisites and retirement benefits at peer companies was not undertaken. The perquisites and retirement benefits provided to each Named Executive Officer in fiscal 2011 are reported in the table below entitled "Summary Compensation Table," and are explained in more detail in the footnotes thereto.

        Additionally, when Mr. Waller became Chief Executive Officer and Mr. Massimino became Executive Chairman in July 2009, the Company considered Mr. Massimino's principal place of business to be his home office in Utah, and all travel, including to and from the Company's Campus Support Center in Santa Ana, California, was considered to be Company business and reimbursable by the Company. When Mr. Waller resigned in November 2010 and Mr. Massimino reassumed the position of Chief Executive Officer, his principal place of business again became the Company's Campus Support Center. Under the circumstances, the Compensation Committee determined that it was appropriate to continue reimbursing Mr. Massimino for these travel expenses. Since Santa Ana is now his principal place of business, Mr. Massimino's travel to Santa Ana may be deemed to be part of a commute under applicable tax rules and therefore not a reimbursable business expense. We have included the amounts of such reimbursement under the heading "All Other Compensation" in the Summary Compensation Table below.

Severance and Other Benefits

        The Company believes that severance protections can play a valuable role in recruiting and retaining superior executive talent. In the labor market for executive talent and the post-secondary education industry in which the Company competes, executives are commonly being recruited by more established companies and by start-up ventures. The Compensation Committee believes that severance and other termination benefits are an effective way to encourage its executives to forego opportunities with other companies. Outside of the change in control context, severance benefits are payable to the Named Executive Officers under their employment agreements if employment is involuntarily terminated by the Company without cause, or if the Named Executive Officers terminate their own employment for a "good reason" (as defined in each of their employment agreements). The good reason definition in each Named Executive Officer's employment agreement generally would entitle the officer to severance benefits only if the Company materially reduces or diminishes the officer's compensation, position or work location in a manner that would result in a constructive termination of that Named Executive Officer's employment. The level of each Named Executive Officer's severance is generally expressed as a specified multiple of his or her respective targeted annual cash compensation. Each Named Executive Officer's level of potential severance benefits is determined by the Compensation Committee in its discretion and at a level the Compensation Committee believes is within competitive market practices.

        Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment is terminated under certain circumstances in connection with a change in control of the Company, which benefits are described in detail under the heading "Employment, Severance, and Potential Change in Control Payments" below. The Company believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on stockholders' interests during the change in control. Additionally, these protections are intended to put the Named Executive Officers in a position to evaluate possible business combination transactions that would benefit the Company and stockholders even though the possibility exists that such a combination might result in the loss of the executive's job.

        In addition to the enhanced severance benefits described above, upon the occurrence of a change in control in which the Company does not survive or the Common Stock ceases to be publicly traded, all outstanding equity awards, including 100% of each Named Executive Officer's outstanding unvested stock options and RSU awards, would become fully vested, unless the Administrator (as defined below in Proposal 2) under the 2003 Plan has made a provision for the substitution, assumption, exchange or other continuation or settlement of the applicable award. Additionally, even if the Company were the surviving entity and its stock continued to be publicly traded, the Named Executive Officers' unvested stock options and RSUs would vest if their employment is involuntarily terminated by the Company without cause, or if the Named Executive Officer terminated his or her own employment for good reason, in anticipation of, or within twelve months after such change in control, as described below under the heading "Employment, Severance, and Potential Change in Control Payments". The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in its executive compensation program and the uncertainty regarding the continued employment of the Named Executive Officers that typically occurs in a change in control context. The Company's view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their past option grants and RSU awards because of a change in control of the Company.

Chief Executive Officer Compensation

        The Company's former Chief Executive Officer, Peter Waller, resigned from the Company in November 2010. In setting Mr. Waller's compensation levels for fiscal 2011, the Compensation Committee took into account his fiscal 2010 compensation package and his performance as CEO during fiscal 2010. With guidance from Exequity, the Compensation Committee set Mr. Waller's fiscal 2011 base salary at $775,000, his target bonus opportunity at 115%, and his target LTI opportunity at 350% of salary. The resulting structural compensation package was aligned with the Compensation Committee's stated compensation philosophy and was positioned between the market median and 75th percentiles.

        In November 2010, Jack Massimino was reappointed as Chief Executive Officer, in addition to continuing his duties as Chairman of the Board. Prior to this appointment, Mr. Massimino had been serving as Executive Chairman of the Board and had served as Chief Executive Officer of the Company from November 2004 until July 2009. He has served on the Board since 1999. In setting Mr. Massimino's compensation as Chairman of the Board and Chief Executive Officer, the Compensation Committee considered competitive market data, the compensation structure of the former CEO, Mr. Massimino's compensation as Executive Chairman, and his past experience and performance at the Company. Based on these factors and with the advice of Exequity, the Compensation Committee set Mr. Massimino's base salary at $900,000, his target bonus opportunity at 115%, and his target LTI opportunity at 350% of salary. The resulting structural compensation package is aligned with the Compensation Committee's stated compensation philosophy and is positioned between the market median and 75thth percentiles.

        For fiscal 2012, Mr. Massimino requested that he not receive any increase in base salary, target bonus opportunity, or target LTI opportunity. As a result, Mr. Massimino's compensation structure will remain unchanged for fiscal 2012.

 Executive Stock Ownership Guidelines

        The Company first implemented executive stock ownership guidelines at the start of fiscal 2010 in order to further align executive and stockholder interests. These guidelines have been refined from time to time. Consistent with market practices and the Company's compensation objectives, the ownership guidelines currently apply to all Senior Vice Presidents and Division Presidents, Executive Vice Presidents and the Chief Executive Officer. Only fully-owned shares of Common Stock will count for purposes of complying with the ownership guideline, which have been established as follows:

  •
  The target share ownership guideline for the Chief Executive Officer is three times (3x) base salary;

  •
  The target share ownership guideline for all Executive Vice Presidents and certain Senior Vice Presidents is two times (2x) base salary; and

  •
  The target share ownership guideline for all other Senior Vice Presidents and Division Presidents is one times (1x) base salary.

        The guidelines establish no minimum time in which to achieve the targeted ownership levels, but restrict the amount of equity compensation which can be sold by covered officers until the guideline is achieved. The restrictions apply to all equity awards which vest after September 1, 2009, and prohibit an officer from selling more than 50% of any net shares received, after the payment of taxes, and, in the case of options, the payment of the exercise price for the options, until the ownership guideline is reached. None of the Named Executive Officers has yet achieved the ownership guidelines, but all are complying with the restrictions on sale until the guidelines are met. The Board retains the discretion to modify the guidelines from time to time.

Section 162(m) Policy

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and certain of its other executive officers. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met.

        Current base salary, vesting of RSUs and other non-performance-related compensation, if any, for fiscal 2011 are not expected to materially exceed the Section 162(m) limit. The Company has generally intended to structure stock option grants and annual cash bonus opportunity incentives (referred to in the tables below as "non-equity incentive plan compensation") to the Company's executive officers as qualifying performance-based compensation for Section 162(m) purposes, although certain elements of the Company's Non-Equity Incentive Plan Compensation in fiscal 2012 may not be deductible. Moreover, because of timing and other technical requirements, ambiguities, uncertainties and complexities as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. Additionally, the Company's RSU awards are not qualifying performance-based compensation for Section 162(m) purposes. In granting RSUs, the Company has and will continue to consider the possibility that all or a portion of the grants may not be deductible by the Company to the extent that the income realized by the recipient of the grant in connection with the vesting of the award, when combined with other compensation paid to the executive officer in that year that does not satisfy the performance-based rules of Section 162(m), would exceed the $1,000,000 limit under Section 162(m). The Company reserves the authority to award non-deductible compensation in such circumstances as it deems appropriate.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for its 2011 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Compensation Committee:

  COMPENSATION COMMITTEE

  Alice T. Kane (Chair)
  Tim Sullivan
  John Dionisio
  Sharon P. Robinson

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Risk Assessment and Mitigation

        In August 2010 and 2011, management, with the assistance of Mercer, reviewed the structure of the Company's compensation plans to identify elements that could create material risk to the Company. Subsequently, the Compensation Committee reviewed the outcomes of management's assessment. The Company focused on key risk factors such as any use of uncapped awards, single performance measures in incentive programs, magnitude of aggregate and individual award values, the balance of fixed versus variable pay, the balance of short versus long term pay, and Compensation Committee and executive oversight of plans. During fiscal 2011, the Company increased its focus on the legal, business and financial risks arising out of the new ED regulations regarding compensation for employees engaged in certain admissions and financial aid activities.

        With respect to executive compensation, management noted that the Compensation Committee had structured the overall compensation program to include features that subject officers to the long-term financial risks and opportunities that align with those faced by the Company's stockholders. Base salaries are fixed in amount and thus do not encourage risk taking. A substantial portion of the compensation provided to our executive officers is in the form of equity awards tied to the Company's stock, which rewards executives for long-term business results and helps to further align executives' interests with those of our stockholders. The Company believes that these awards do not encourage unnecessary risk-taking because the ultimate value of these awards is tied to our stock price, and because grants are generally awarded on an annual basis and subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance. The Company's current practice is to grant executives a mixture of options and RSUs. The Company believes that this mixture provides an appropriate balance between the goals of increasing the price of the Company's Common Stock (as options only have value if the stock price increases after the option is granted) and avoiding risks that could threaten the Company's growth and stability (as RSUs are exposed to decreases in the Company's stock price). Alignment with stockholders' interests is further achieved by stock ownership guidelines that help tie a substantial amount of an executive's wealth to the Company's long-term share value. While our annual incentive program focuses on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the primary metric used to measure performance for purposes of determining annual incentive awards to executive officers—operating income—is intended to reflect the Company's overall business results without undue emphasis on one particular metric. Furthermore, annual incentive awards are not guaranteed irrespective of performance, and in all cases the Compensation Committee retains authority to reduce annual incentive amounts (or to pay no annual incentive) based on any factors the Compensation Committee may consider.

        Additionally, management identified compliance with the incentive compensation prohibitions in the Higher Education Act, as amended (the "HEA"), to be a feature of the industry in which the Company operates that potentially exposes the Company to compensation-related risks. The HEA prohibits the Company's educational institutions from providing any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment, admission or financial aid awarding activity for programs eligible for federal student financial aid funds. A school participating in Federal Title IV student financial aid programs may not pay any commission, bonus or other incentive payments to any person involved in student recruitment or admissions or awarding of Title IV program funds, if such payments are based directly or indirectly on success in enrolling students or obtaining student financial aid. The statutory language of this prohibition does not establish clear criteria for compliance in all circumstances, but between 2002 and June 30, 2011 there were twelve "safe harbors" that defined specific types of compensation that were deemed not to constitute impermissible incentive compensation. Until June 30, 2011, the Company relied on several of these safe harbors to ensure that its compensation and recruitment practices complied with the statutory prohibition. On October 29, 2010, ED issued final regulations, which became effective as of July 1, 2011, that eliminated all twelve safe harbors, and in lieu of the safe harbors, took the position that any adjustment to compensation based directly or indirectly on securing enrollments or awarding financial aid is inconsistent with the incentive payment prohibition in the HEA.

        The rule further expands the prohibition to individuals who have "responsibility for" recruitment or admission of students or making decisions about awarding Title IV program funds. ED stated that an institution still will be able to make merit-based adjustments to employee compensation, but will not be permitted to consider nor base compensation directly or indirectly, in any part, on success in securing student enrollments, the award of financial aid or institutional goals based on that success. As a result of the final regulations, which took effect July 1, 2011, the Company has redesigned the compensation programs for a substantial portion of the organization. The Company has interpreted the ED regulations to preclude the use of financial measures, including operating income, for employees who engage in covered activities under the regulations. It is not entirely clear, however, which employees in the Company are covered by the regulations, except that the ED has stated that employees who engage only in "policy making" functions are not covered. For employees who arguably engage in covered activities, the Company's compensation programs have been redesigned to exclude metrics that are directly or indirectly related to enrollments, including operating income. For executive officers and other senior employees who oversee admissions and financial aid personnel at a senior level, and whose activities consist of "policy making" functions, operating income continues to be a performance measure for annual incentive awards, and a minimum level of operating income performance must be achieved for any annual incentive to be paid to these employees. Nevertheless, the ED regulations weaken the Company's overall pay for performance relationship, as fewer employees can have compensation tied to financial performance, which introduces additional financial risk. The Company believes it has mitigated this risk to the extent reasonably possible within a difficult and uncertain regulatory environment. The Company maintains a strong pay for performance relationship where permissible and utilizes other allowable key performance drivers where financial metrics are disallowed. The revised compensation programs for fiscal 2012 also create alignment throughout the organization and set challenging goals to help ensure affordability of such programs.

        All of these changes to the Company's compensation practices could adversely affect the Company's ability to compensate many of its employees in a manner that appropriately reflects their job performance, which in turn could reduce their effectiveness and make it more difficult to attract and retain qualified and competent personnel. The Company has retained regulatory counsel to review its compensation practices for employees who engage in covered activities under the regulations, and we believe that our current compensation plans are in compliance with current HEA standards and the ED's regulations. We cannot, however, provide assurance that the ED will not find deficiencies in our compensation plans. In addition, the application of the new ED compensation regulations is unclear in a number of respects, and a lack of certainty could increase the risk of future Federal False Claims Act qui tam lawsuits in which private plaintiffs assert that the Company's compensation practices violate the incentive compensation rules and, therefore, that its receipt of Title IV funds constitutes a false claim. The Company has been the subject of three such qui tam lawsuits relating to its compensation practices, all of which have been dismissed at the district court level. The relator in one of the dismissed cases appealed to the U.S. Ninth Circuit Court of Appeals, which reversed the district court's dismissal on August 8, 2011, and remanded the case to the district court to permit the relator to amend its complaint.

        In conducting its review of the Company's overall compensation plans with an eye towards risk, management also identified and confirmed the following design features of our compensation policies and practices that mitigate risks: Compensation Committee review and approval of plans and discretion with respect to payment of awards, senior executive oversight of lower-level employee plans, mixture of cash and equity opportunities, mixture of performance time horizons, avoidance of uncapped awards, compliance gating requirements for all incentive payments, internal controls and compliance programs to discourage inappropriate conduct, individual awards that are limited in size such that they do not create a material financial risk, aggregate value of all short-term incentive payments that is less than 10% of the total wages for the Company, and regulatory counsel review of plans to ensure governmental compliance. In light of the foregoing, the Company concluded that the established design features of the compensation programs mitigate inappropriate risk-taking and that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. However, there can be no assurances that the Company's compensation policies will never have a material adverse effect on the Company, particularly with respect to the Company's efforts to comply with the incentive compensation prohibitions in the HEA.

 SUMMARY COMPENSATION TABLE

        The following table presents information regarding the compensation of our Named Executive Officers for services rendered during fiscal years ended June 30, 2011, June 30, 2010 and June 30, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(i)	(j)
Jack Massimino(4)	2011	871,291	-0-	443,756	1,516,524	517,500		64,372	3,413,443
Chief Executive Officer and	2010	832,000	-0-	81,447	172,682	1,913,600		32,974	3,032,703
Chairman of the Board	2009	832,000	-0-	-0-	565,696	1,913,600		32,138	3,343,434
Peter Waller(5)	2011	350,961	-0-	469,435	1,166,603	181,913	(7)	1,698,605	3,867,517
Former Chief Executive	2010	650,000	-0-	719,989	1,526,449	1,495,000		72,444	4,463,882
Officer	2009	494,000	-0-	-0-	452,557	988,000		50,062	1,984,619
Kenneth S. Ord(6)	2011	479,934	-0-	90,859	225,793	193,125		25,538	1,015,249
Executive Vice President,	2010	442,000	-0-	152,479	323,286	663,000		24,764	1,605,529
Chief Administrative Officer	2009	442,000	-0-	-0-	339,418	663,000		28,210	1,472,628
and Former Chief Financial Officer
Beth Wilson	2011	425,000	-0-	84,865	210,905	164,250		40,931	925,951
Executive Vice President	2010	413,051	-0-	142,484	302,114	619,577		39,450	1,516,676
	2009	413,051	-0-	-0-	339,418	619,577		37,167	1,409,213
William Buchanan	2011	370,000	-0-	73,883	183,611	144,375		42,052	813,921
Executive Vice President,	2010	322,410	-0-	140,248	297,336	483,615		39,756	1,283,365
Marketing and Admissions	2009	322,410	-0-	-0-	339,418	483,615		47,166	1,192,609
Stan A. Mortensen	2011	350,000	-0-	69,888	173,686	144,375		52,554	790,503
Executive Vice President and	2010	312,000	-0-	140,382	297,652	468,000		50,516	1,268,550
General Counsel	2009	312,000	-0-	-0-	339,418	468,000		39,212	1,158,630

(1)
In accordance with SEC rules, the amounts reported in Columns (e) and (f) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our Named Executive Officers. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see (i) the discussions contained in Note 7 (Common Stockholders' Equity) to the Company's Consolidated Financial Statements included as part of the Company's 2011 Annual Report, which note is incorporated herein by reference, and (ii) similar Common Stockholders' Equity notes contained in the Company's Consolidated Financial Statements filed on Forms 10-K for prior fiscal years as to the option and RSU awards granted in those years. Under general accounting principles, compensation expense with respect to stock awards and option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards. The SEC's disclosure rules previously required that we present stock award and option award information for fiscal 2009 and prior years based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, changes in the SEC's disclosure rules now require that we present the stock award and option award amounts in the applicable columns of the table above with respect to fiscal 2009 on a similar basis as the fiscal 2011 and 2010 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC's past disclosure rules, the amounts reported in the table above for stock award and option awards in fiscal 2009 differ from the amounts previously reported in our Summary Compensation Table for that year. As a result, each Named Executive Officer's total compensation amount for fiscal 2009 also differ from the amount previously reported in our Summary Compensation Table for that year.

(2)
For a description of our bonus program for fiscal 2011 identified in the table above under the heading, "Non-Equity Incentive Plan Compensation," please see the discussion in the "Compensation Discussion and Analysis" above under the heading, "Executive Compensation Elements—Annual Cash Bonus."

(3)
For fiscal year 2011, the amount reported in Column (i) for Mr. Massimino consists of an automobile allowance of $12,220, Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $22,366 and Company reimbursement of Mr. Massimino's travel between his home in Utah and our Campus Support Center in Santa Ana, California of $29,786 following his re-appointment as Chief Executive Officer in November 2010. The amount reported for Mr. Waller consists of an automobile allowance of $5,640, Company-paid deferred compensation plan match contributions of $41,883, Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $11,659, a severance payment of $1,550,000, and accrued vacation payments of $89,428. The amount reported for Mr. Ord consists of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $13,818. The amount reported for Ms. Wilson consists of an automobile allowance of $12,220, Company-paid 401(k) matching contributions of $10,021, and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $18,690. The amount reported for Mr. Buchanan consists of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $29,832. The amount reported for Mr. Mortensen consists of an automobile allowance of $12,220, Company-paid 401(k) matching contributions of $10,502, and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $29,832.

(4)
Mr. Massimino was the Company's Executive Chairman of the Board at the beginning of fiscal year 2011. On November 29, 2010, the Board reappointed Mr. Massimino as Chief Executive Officer of the Company, upon Mr. Waller's resignation from that position. Mr. Massimino continues to serve as Chairman of the Board.

(5)
Mr. Waller resigned as the Company's Chief Executive Officer effective November 29, 2010, and thus worked for the Company for only a portion of fiscal 2011.

(6)
Mr. Ord served as the Company's Chief Financial Officer for all of fiscal 2011. He ceased performing that function effective September 1, 2011, but continues to serve as the Company's Executive Vice President and Chief Administrative Officer.

(7)
Mr. Waller resigned as the Company's Chief Executive Officer on November 29, 2010. In accordance with the terms of Mr. Waller's General Release Agreement with the Company, the Compensation Committee determined to pay Mr. Waller a pro-rata bonus for fiscal 2011, based on the bonus Mr. Waller would have received from the Company had Mr. Waller remained employed by the Company for the entire fiscal year, multiplied by a fraction, the numerator of which is the number of days Mr. Waller was employed by the Company in fiscal year 2011 and the denominator of which is 365.

Compensation of Named Executive Officers

        The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers during our 2011 fiscal year. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, non-equity incentive compensation and long-term equity incentives consisting of options to purchase Common Stock and RSUs. Named Executive Officers also earned the other benefits listed in Column (i) of the Summary Compensation Table, as further described in footnote (3) to the table.

        The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The table entitled "Grants of Plan-Based Awards in Fiscal 2011," and the description of the material terms of the stock options and RSUs granted in fiscal 2011 that follows it, provides information regarding the stock options and RSUs awarded to Named Executive Officers during our 2011 fiscal year. The tables entitled "Outstanding Equity Awards at Fiscal 2011 Year-End" and "Option Exercises and Stock Vested in Fiscal 2011" provide further information on the Named

Executive Officers' potential realizable value and actual value realized with respect to their equity awards. The Company has employment agreements with each of its current Named Executive Officers. These agreements are described in detail in the Section below entitled "Employment, Severance, and Potential Change in Control Payments."

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

        The following table presents information regarding non-equity incentive plans and grants of equity awards made during the Company's fiscal year ended June 30, 2011 to each of the Named Executive Officers. The material terms of each equity grant are described below under the heading "Description of Plan-Based Awards."

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Jack Massimino	1/28/2011	414,000	1,035,000	2,070,000
	11/17/2010				103,199		-0-	443,756
	2/4/2011					645,000	4.82	1,516,524
Peter Waller(3)	7/22/2010	356,500	891,250	1,782,500
	8/25/2010					371,958	4.73	838,951
	11/17/2010					159,410	4.30	327,651
	11/17/2010				109,171		-0-	469,435
Kenneth S. Ord	6/29/2010	150,000	375,000	750,000
	8/25/2010					71,991	4.73	162,376
	11/17/2010					30,854	4.30	63,417
	11/17/2010				21,130		-0-	90,859
Beth Wilson	6/29/2010	127,500	318,750	637,500
	8/25/2010					67,244	4.73	151,669
	11/17/2010					28,820	4.30	59,237
	11/17/2010				19,736		-0-	84,865
William Buchanan	6/29/2010	111,000	277,500	555,000
	8/25/2010					58,542	4.73	132,041
	11/17/2010					25,090	4.30	51,570
	11/17/2010				17,182		-0-	73,883
Stan A. Mortensen	6/29/2010	105,000	262,500	525,000
	8/25/2010					55,377	4.73	124,903
	11/17/2010					23,734	4.30	48,783
	11/17/2010				16,253		-0-	69,888

(1)
Each of the Named Executive Officers was eligible to receive a bonus payment with respect to fiscal year 2011. Columns (c), (d) and (e) in the table above reflect the threshold, target and maximum amounts, respectively, under the bonus arrangement approved by the Compensation Committee of the Company's Board of Directors for Mr. Massimino on January 28, 2011, for Mr. Waller on July 22, 2010 and for Messrs. Ord, Buchanan and Mortensen and Ms. Wilson on June 29, 2010. These arrangements are described in more detail in the "Compensation Discussion and Analysis" section above under the heading, "Executive Compensation Elements—Annual Cash Bonus."

(2)
The amounts reported in Column (l) of the table reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (l), please see footnote (1) to the Summary Compensation Table above.

(3)
Mr. Waller resigned from his position as Chief Executive Officer of the Company on November 29, 2010. The bonus actually approved by the Compensation Committee to be paid to Mr. Waller represents a pro-rata portion of his annual bonus for fiscal year 2011, with such amount determined by reference to the number of days Mr. Waller was employed by the Company during fiscal year 2011 as described in more detail in footnote (7) to the Summary Compensation Table above.

Description of Plan-Based Awards

        The material terms of the non-equity incentive plan awards reported in the Grants of Plan-Based Awards in Fiscal 2011 table are described in the "Compensation Discussion and Analysis" section above under the heading "Executive Compensation Elements—Annual Cash Bonus."

        Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2003 Plan. The 2003 Plan is administered by the Compensation Committee of the Company's Board of Directors.

        During fiscal 2011, each Named Executive Officer was granted long-term equity incentive awards under the 2003 Plan in the form of options to purchase shares of Common Stock of the Company and RSUs. Each Named Executive Officer, with the exception of Mr. Massimino, received a grant of options to purchase Common Stock on August 25, 2010, 1/3 of which vests on each of August 25, 2011, August 25, 2012 and August 25, 2013. The exercise price of the options is the closing market price of the Company's stock on August 25, 2010 ($4.73). On November 17, 2010, each Named Executive Officer received a grant of RSUs and, with the exception of Mr. Massimino, a grant of options to purchase shares of Common Stock. One-third of the RSUs vest on each of November 17, 2011, November 17, 2012 and November 17, 2013. One-third of the options vest on each of August 25, 2011, August 25, 2012 and August 25, 2013, and the exercise price of the options is the closing market price of the Company's stock on November 17, 2010 ($4.30). In addition to Mr. Massimino's grant of 103,199 RSUs on November 17, 2010, on February 4, 2011, Mr. Massimino received a grant of 645,000 options to purchase Common Stock. This additional equity award vests 1/3 on each of February 4, 2012, February 4, 2013 and February 4, 2014. The exercise price of these additional options is the closing market price of the Company's stock on February 4, 2011 ($4.82). With respect to Mr. Massimino's RSU award, if Mr. Massimino (1) remains Chairman of the Board for at least one year following the grant date and thereafter resigns from such position, any remaining unvested RSUs subject to the award will immediately vest upon his retirement from the Board, and (2) if a change in control event occurs, any remaining unvested RSUs subject to the award will vest upon such event. All options granted during fiscal 2011 expire seven years from the grant date. The unvested portion of the options will generally terminate upon a termination of the Named Executive Officer's employment. The Named Executive Officer will generally have three months to exercise the vested portion of the option following a voluntary termination of his or her employment (other than upon retirement) or a termination by the Company other than for cause. This period is extended to twelve months if the termination is a result of the Named Executive Officer's death, disability or retirement. If the Named Executive Officer is terminated by the Company for cause, the option (whether or not then vested) will immediately terminate. Please see the section below entitled "Employment, Severance, and Potential Change in Control Payments" for a description of the potential vesting of options and RSU awards that may occur in connection with a change in control and/or certain terminations of a Named Executive Officer's employment.

 OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

        The following table presents information regarding the outstanding equity awards held by each Named Executive Officer (other than Mr. Waller) as of June 30, 2011, the end of the Company's 2011 fiscal year, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
Jack Massimino	20,000	0			20.16	11/21/2012
	20,000	0			27.16	8/25/2013
	12,000	0			11.37	8/31/2014
	350,000	0			18.65	11/17/2014
	70,000	0			12.75	8/30/2015
	210,000	0			13.34	2/2/2014
	260,000	0			14.06	8/31/2014
	240,000	0			14.25	1/2/2015
	43,750	43,750	(6)		13.27	8/29/2015
	20,782	0			19.11	8/28/2016
	0	645,000	(11)		4.82	2/4/2018
							103,199	(7)	439,628
Peter Waller(13)	0	0
Kenneth S. Ord	70,000	0			17.84	2/10/2015
	52,500	0			12.75	8/30/2015
	52,500	0			13.34	2/2/2014
	39,375	13,125	(8)		14.06	8/31/2014
	26,250	26,250	(6)		13.27	8/29/2015
	12,969	25,938	(9)		19.11	8/28/2016
	0	71,991	(12)		4.73	8/25/2017
	0	30,854	(12)		4.30	11/17/2017
							10,000	(10)	42,600
							1,875	(8)	7,988
							5,319	(9)	22,659
							21,130	(7)	90,014
Beth Wilson	150,000	0			8.43	9/21/2011
	112,500	0			16.01	8/27/2012
	150,000	0			30.14	11/20/2013
	70,000	0			11.37	8/31/2014
	52,500	0			12.75	8/30/2015
	52,500	0			13.34	2/2/2014
	39,375	13,125	(8)		14.06	8/31/2014
	26,250	26,250	(6)		13.27	8/29/2015
	12,120	24,239	(9)		19.11	8/28/2016
	0	67,244	(12)		4.73	8/25/2017
	0	28,820	(12)		4.30	11/17/2017
							1,875	(8)	7,988
							4,970	(9)	21,172
							19,736	(7)	84,075

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
William Buchanan	30,000	0			23.98	7/15/2014
	10,938	0			11.37	8/31/2014
	26,250	0			12.75	8/30/2015
	39,375	0			13.34	2/2/2014
	39,375	13,125	(8)		14.06	8/31/2014
	26,250	26,250	(6)		13.27	8/29/2015
	11,928	23,856	(9)		19.11	8/28/2016
	0	58,542	(12)		4.73	8/25/2017
	0	25,090	(12)		4.30	11/17/2017
							1,875	(8)	7,988
							4,892	(9)	20,840
							17,182	(7)	73,195
Stan A. Mortensen	40,000	0			8.43	9/21/2011
	52,500	0			16.01	8/27/2012
	31,000	0			27.16	8/25/2013
	39,000	0			30.14	11/20/2013
	22,667	0			11.37	8/31/2014
	24,500	0			12.75	8/30/2015
	24,500	0			13.34	2/2/2014
	26,250	8,750	(8)		14.06	8/31/2014
	26,250	26,250	(6)		13.27	8/29/2015
	11,941	23,881	(9)		19.11	8/28/2016
	0	55,377	(12)		4.73	8/25/2017
	0	23,734	(12)		4.30	11/17/2017
							1,250	(8)	5,325
							4,897	(9)	20,861
							16,253	(7)	69,238

(1)
All exercisable options are currently vested.

(2)
All unexercisable options are currently unvested. Subject to each Named Executive Officer's continued employment, options granted prior to August 2009 generally become vested in four equal annual installments on the first four anniversaries of the grant date. Options granted to the Named Executive Officers in August 2009 and thereafter vest in three equal annual installments on the first three anniversaries of the grant date. As described in the section below entitled "Employment, Severance, and Potential Change in Control Payments," all or a portion of each option grant may vest earlier in connection with a change in control or certain terminations of employment.

(3)
The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer's termination of employment.

(4)
RSU awards (Column (g)) typically become vested in three or four equal annual installments on the first three or four anniversaries, as applicable, of the grant date, subject to the Named Executive Officer's continued employment through each vesting date. As described in the section below entitled "Employment, Severance, and Potential Change in Control Payments," all or a portion of each RSU award may vest earlier in connection with a change in control or certain conditions of termination of employment.

(5)
The aggregate market value of outstanding RSUs (Column (h)) is based on $4.26 per share, the closing price of the Company's common stock on June 30, 2011, which was the last trading day of the Company's fiscal year.

(6)
The unvested portion of this award is scheduled to vest in two equal installments on August 29, 2011 and August 29, 2012.

(7)
The unvested portion of this award is scheduled to vest in three equal installments on November 17, 2011, November 17, 2012 and November 17, 2013.

(8)
The unvested portion of this award is scheduled to vest on August 31, 2011.

(9)
The unvested portion of this award is scheduled to vest in two equal installments on August 28, 2011 and August 28, 2012.

(10)
The 10,000 RSUs reported for Mr. Ord have vested, but Mr. Ord elected to defer delivery until his retirement pursuant to the Company's Executive Deferral Plan.

(11)
The unvested portion of this award is scheduled to vest in three equal installments on February 4, 2012, February 4, 2013 and February 4, 2014.

(12)
The unvested portion of this award is scheduled to vest in three equal installments on August 25, 2011, August 25, 2012 and August 25, 2013.

(13)
Mr. Waller resigned from the Company on November 29, 2010. In accordance with the provisions of the 2003 Plan and the equity award agreements between Mr. Waller and the Company, all of Mr. Waller's outstanding equity awards terminated prior to June 30, 2011 as a result of his resignation.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

        The following table presents information regarding option exercises and the vesting of RSUs held by the Named Executive Officers during the Company's 2011 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Jack Massimino	0	0	18,012	81,283
Peter Waller	0	0	12,326	58,265
Kenneth S. Ord	0	0	10,160	46,968
Beth Wilson	0	0	9,986	46,133
William Buchanan	0	0	9,947	45,946
Stan A. Mortensen	0	0	8,324	38,545

(1)
The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of RSUs that vested by the per share closing price of the Common Stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL 2011

        The following table provides information relating to the Company's deferred compensation plans, which provide for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
(a)	(b)	(c)	(d)	(e)	(f)
Jack Massimino	-0-	-0-	-0-	-0-	-0-
Peter Waller	21,057	41,883	36,899	-0-	183,843
Kenneth Ord	-0-	-0-	-0-	-0-	42,600	(4)
Beth Wilson	-0-	-0-	-0-	-0-	-0-
William Buchanan	-0-	-0-	-0-	-0-	-0-
Stan A. Mortensen	-0-	-0-	-0-	-0-	-0-

(1)
The amounts reported as executive and registrant contributions in columns (b) and (c) represent compensation already reported in the Summary Compensation Table.

(2)
The Company made a matching contribution to the Company's Deferred Compensation Plan only once during fiscal year 2011, in March 2011. Therefore, the registrant contributions reported in

  Column (c) only reflect the Company's matching contributions from the beginning of the Company's fiscal year 2011 on July 1, 2010 through its matching contribution in March 2011.

(3)
None of the amounts reported under Column (d) are included in the Summary Compensation Table because plan earnings were not considered preferential or above market under the applicable disclosure rules.

(4)
Pursuant to the Company's Executive Deferral Plan, Mr. Ord elected to defer the delivery of 10,000 RSUs granted to him on February 10, 2005 until his retirement. The shares underlying the RSUs, absent the deferral election, would have been delivered to Mr. Ord on February 10, 2006, February 10, 2007, February 10, 2008 and February 10, 2009. The value for Mr. Ord in Column (f) reflects the value of all 10,000 shares deferred as of the last day of fiscal 2011 at the closing market price of $4.26 on such date. Mr. Ord does not participate in the Company's Deferred Compensation Plan. No other Named Executive Officer has elected to defer the delivery of his or her RSUs.

        The Company maintains a Deferred Compensation Plan that permits employees at an assistant vice president or regional vice president level and above to elect to defer receipt of up to 75% of annual base salary and up to 100% of bonus. The minimum annual deferral under the Deferred Compensation Plan is $5,000.

        To equalize benefits provided under the Company's qualified defined contribution 401(k) plan that are lost due to limits under ERISA and the Internal Revenue Code, the Company makes a matching contribution in respect of certain deferrals under the Deferred Compensation Plan. The matching contribution is generally equal to 100% of a participant's deferrals up to the first 2% of the participant's base salary and bonus, and 50% of the participant's deferrals in excess of such amount, up to a maximum of 6% of the participant's base salary and bonus, less the amount of the employer matching contribution that the Company would have made to the participant's account under the Company's 401(k) plan had the participant made the maximum 401(k) deferrals for that plan year. Company matching contributions generally become vested according to the same vesting schedule that applies to matching contributions under the 401(k) plan, and unvested matching contributions will also become vested upon a participant's death. The Deferred Compensation Plan also permits the Company to make discretionary contributions under the plan.

        Deferred amounts are credited to accounts for participants under the Deferred Compensation Plan. Participants direct the deemed investment of their accounts among fourteen mutual funds selected by the Company, and account earnings are based on the performance of the chosen funds. Participants may change the deemed investment of their accounts on a monthly basis. During the Company's 2011 fiscal year, the returns for the chosen funds ranged from 0.14% to 48.28%.

        Payments from the Deferred Compensation Plan may be made, as elected by participants, at: (i) the beginning of the first calendar year that begins at least 6 months following the participant's separation from service; or (ii) the beginning of a designated year, not earlier than five years after the deferral is made. Payments from the Deferred Compensation Plan may be received in a lump sum or, if payment is triggered by the participant's separation from service, in annual installments over five, ten or fifteen years, as elected by the participant. Payments are accelerated in the event of a participant's death or disability. In addition, a participant may make a hardship withdrawal for an unforeseeable emergency (within the meaning of Section 409A of the Internal Revenue Code) if the participant's request is approved by the Company.

 EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS

Employment Agreements

        The Company maintains employment agreements (collectively, the "Employment Agreements") with each of the Named Executive Officers, all of which were entered into prior to fiscal 2009. This section describes the compensation and other benefits to the Named Executive Officers under the Employment Agreements that were in effect as of June 30, 2011, including payments in the event of certain terminations of their employment or in the event of a change in control of the Company. All such benefits will be paid or provided by the Company.

        The Employment Agreements each have initial terms of two years. The terms of each Employment Agreement are automatically extended for an additional year on the first anniversary of the effective date of each agreement and on each subsequent anniversary date unless either the Company or the executive gives a termination notice to the other party at least one year prior to the expiration date of the then-current term. The maximum term of the Employment Agreements, even with the automatic extensions, is five years. The Employment Agreements provide for the payment of annual base salaries of no less than that in effect for the particular Named Executive Officer as of the date of the applicable Employment Agreement with such officer. The amount of these base salaries is required to be reviewed annually by the Compensation Committee. The base salary of each such executive in effect from time to time can only be reduced involuntarily by the Company to the extent such reduction is made equally to all peer employees. In addition, the Employment Agreements entitle the Named Executive Officers to all rights and benefits available to peer employees or employees of the Company generally, including stock options and/or other awards granted pursuant to the 2003 Plan, and participation in incentive compensation plans, 401(k) contribution plans, and life, medical, dental, disability, or insurance plans or policies (including the Company's Employee Stock Purchase Plan), and provide the Named Executive Officers with vacation benefits of no less than three weeks per year. All Employment Agreements in effect as of June 30, 2011 contained obligations on the part of the Named Executive Officers which continue after termination not to disclose any confidential information, knowledge, data or know-how of the Company, not to unfairly compete with the Company by using trade secret information to disrupt, damage, impair, or interfere with the Company's business, and not to solicit, directly or indirectly, any employees of the Company for a period of one year after termination. Each of the Named Executive Officers and the Company have also agreed to mandatory arbitration to resolve any disputes.

Severance Payments Upon Resignation, Retirement or Termination For Cause

        There are certain situations under which, notwithstanding the existence of the Employment Agreements, the Named Executive Officers would not receive any payments or accelerated vesting of equity awards upon the end of their employment with the Company. In general, if any of the Named Executive Officers, other than Ms. Wilson, voluntarily resigned as of June 30, 2011, he would not be entitled to any cash payments and all unvested stock options and unvested RSUs would be forfeited as of the last day of employment, and the Named Executive Officer would generally have a period of 3 months after his or her resignation to exercise any vested options. Pursuant to the terms of each Named Executive Officer's RSU award agreement granted prior to August 2007, any such officer who has been employed with the Company for at least 10 years and is at least 55 years old, or any employee who is at least 65 years old, qualifies for retirement treatment and will receive the shares underlying all previously unvested RSUs upon retirement. Mr. Ord and Ms. Wilson are the only Named Executive Officers who meet the qualifications for "retirement" under the applicable equity compensation plan. In addition, if any of the Named Executive Officers were terminated by the Company for "Cause" (as defined in the executive's Employment Agreement), he or she would not be entitled to any cash payments and all vested or unvested stock options, and all unvested RSUs, would be forfeited as of the last day of employment.

RSU Vesting Upon Death or Disability

        Upon the death or disability of a Named Executive Officer, each Named Executive Officer's RSU award agreements provide that the vesting of all unvested RSUs awarded to that Named Executive Officer will immediately accelerate. The Named Executive Officer would not be entitled to any other payments or benefits merely by virtue of such death or disability. Upon the Named Executive Officer's death or disability, he or she (or his or her estate) would have 12 months to exercise any vested but unexercised stock options; any unvested stock options terminate as of the date of death or disability.

Termination Without Cause and Resignation for Good Reason

        Pursuant to the terms of the Employment Agreements, if the Company terminates a Named Executive Officer's employment without Cause, or if a Named Executive Officer terminates his or her employment for "Good Reason" (as defined in each Named Executive Officer's Employment Agreement), then such officer is entitled to a lump sum payment equal to (i) with respect to Mr. Massimino, the sum of (A) one times (1x) the value of his annual base salary in effect as of the date of such termination, plus (B) one times (1x) his target incentive bonus in effect as of the date of such termination, and (ii) with respect to Mr. Ord, Ms. Wilson, Mr. Buchanan and Mr. Mortensen, 1.75 times (1.75x) his or her annual base salary in effect as of the date of such termination (each, a "Severance Payment").

        In addition, pursuant to the terms of the 2003 Plan and applicable stock option agreements, Named Executive Officers generally have three months after the termination of his or her employment by the Company without Cause or his or her resignation for Good Reason to exercise any vested but unexercised options to purchase Common Stock. Any unvested stock options or RSUs would terminate and be forfeited as of the last day of employment.

Termination in Connection with a Change In Control

        If, in anticipation of or within 24 months following a "Change in Control" (as defined in each Named Executive Officer's Employment Agreement), any Named Executive Officer is terminated without Cause, or if within 24 months following a Change in Control any Named Executive Officer terminates his or her own employment for Good Reason, then such officer is entitled to receive a lump sum payment equal to two times (2x) the Severance Payment described above. If the total payments to be received by any Named Executive Officer upon a Change In Control results in the imposition of excise taxes under Section 4999 of the Code, such officer is entitled to receive an additional payment so that after payment by such officer of all applicable excise taxes he or she would retain an amount equal to the amount he or she would have retained had no excise tax been imposed; provided, however, that if such officer could reduce the amount of the total payments he or she would be entitled to receive following the Change in Control by 10% or less and have no portion of the total payments be subject to the applicable excise tax, then the total payments will be so reduced. This modified excise tax "gross-up" is intended to make the Named Executive Officers whole for any adverse tax consequences they may become subject to under Section 4999 of the Code, and to preserve the level of their respective change in control severance protections that the Company has determined to be appropriate.

        Pursuant to the 2003 Plan and the stock option agreements and RSU agreements for the Named Executive Officers, upon the occurrence of a Change in Control in which the Company does not survive or in which the Common Stock ceases to be publicly traded, 100% of each Named Executive Officer's outstanding unvested stock options and RSU awards would immediately become fully vested, unless the Administrator under the 2003 Plan has made a provision for the substitution, assumption, exchange or other continuation or settlement of the applicable award. Additionally, even if the Company were the surviving entity and its stock continued to be publicly traded, if a Named Executive Officer's employment is terminated without Cause, or he or she terminates his or her employment for

Good Reason, in connection with a Change in Control or within 2 years after a Change in Control, then all unvested options to purchase Common Stock and all unvested RSUs would become fully vested. In the event that outstanding stock options or RSUs are not substituted, assumed, exchanged or settled in connection with the Change in Control, the Named Executive Officers and other Company employees would be entitled to full vesting of these awards in advance of such awards being terminated in connection with the change in control.

Severance Payments

        The following table lists the estimated amounts that would have been payable to, or the value that would have been received by, the Named Executive Officers, other than Mr. Waller, under the circumstances described above, assuming that the applicable triggering event occurred on June 30, 2011. For purposes of this table, it is assumed that (i) the price per share of the Common Stock is equal to the closing price per share on June 30, 2011 ($4.26), the last business day of the Company's fiscal year 2011, and (ii) the value of any stock options or RSUs that may be accelerated is equal to the full intrinsic value of such awards (i.e., the full "spread" value for stock options and the full closing price per share on June 30, 2011 for RSUs). In addition to the amounts reported in the following table, the Named Executive Officers would be entitled to receive the amounts reported above in the "Nonqualified Deferred Compensation Plans in Fiscal 2011" table following any termination of their employment. The severance payments made to Mr. Waller, who resigned as Chief Executive Officer on November 29, 2010 and hence was not an employee of the Company as of June 30, 2011, are discussed in the narrative following the table below, under the heading, "Mr. Waller's Release Agreement."

Name	Estimated Value of Payments Upon Resignation or Retirement ($)		Estimated Value of Payments Upon Death or Disability ($)	Estimated Value of Payments Upon Termination Without "Cause" or Resignation for "Good Reason" (no Change in Control) ($)	Estimated Value of Payments Upon a Termination in Connection with a Change in Control(1) ($)
Jack Massimino
Severance Payment	0		0	1,935,000	3,870,000
RSU Acceleration	0		439,628	0	439,628
Option Acceleration	0		0	0	0
Kenneth S. Ord
Severance Payment	0		0	875,000	1,750,000
RSU Acceleration	7,988	(2)	120,660	0	120,660
Option Acceleration	0		0	0	0
Beth Wilson
Severance Payment	0		0	743,750	1,487,500
RSU Acceleration	7,988	(2)	113,235	0	113,235
Option Acceleration	0		0	0	0
William Buchanan
Severance Payment	0		0	647,500	1,295,000
RSU Acceleration	0		102,023	0	102,023
Option Acceleration	0		0	0	0
Stan A. Mortensen
Severance Payment	0		0	612,500	1,225,000
RSU Acceleration	0		95,424	0	95,424
Option Acceleration	0		0	0	0

(1)
Upon the occurrence of a change in control in which the Company does not survive or in which the Common Stock ceases to be publicly traded, even if the employment of the Named Executive

  Officers were not terminated, all of the executive's outstanding unvested stock options and RSUs would become fully vested. As noted above, each of the Named Executive Officers may be entitled to additional payments in the event that their benefits would be subject to excise taxes under Section 4999 of the Code. We estimate that the payment of the foregoing amounts to each of the Named Executive Officers (including any acceleration of the executive's equity-based awards that may apply in the circumstances) would not trigger excise taxes under Section 4999.

(2)
Consists of the value Mr. Ord and Ms. Wilson would have received upon the accelerated vesting and delivery of his and her RSUs granted prior to August 2007 if he or she had retired on June 30, 2011, based upon the closing market price per share of the Common Stock on that date of $4.26.

Mr. Waller's Release Agreement

        In connection with Mr. Waller's resignation as the Company's Chief Executive Officer in November 2010, the Company and Mr. Waller entered into a General Release Agreement (the "Release Agreement"). Under the terms of the Release Agreement, and pursuant to Mr. Waller's Employment Agreement, the Company paid Mr. Waller a lump sum payment of $1,550,000, consistent with the terms of his Employment Agreement, plus accrued vacation balance (in each case, less applicable tax withholdings). Additionally, the Company agreed to consider Mr. Waller in good faith for a pro-rata bonus (based on the bonus Mr. Waller would have received from the Company had Mr. Waller remained employed by the Company for the entire fiscal year, multiplied by a fraction, the numerator of which is the number of days Mr. Waller was employed by the Company in the fiscal year and the denominator of which is 365). The Company also agreed (i) to reimburse Mr. Waller for the premiums charged to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act, at the same or reasonably equivalent medical coverage for Mr. Waller and his eligible dependents as in effect immediately prior to his separation date, for eighteen months, subject to earlier termination upon the first to occur of Mr. Waller's death, the date Mr. Waller becomes eligible for coverage under the health plan of a future employer, or the date the Company ceases to offer group medical coverage to its active executive employees, and (ii) to pay for reasonable outplacement services incurred by Mr. Waller over the one-year period following his separation date, up to a maximum cost to the Company of $25,000.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is comprised entirely of non-employee directors, each of whom are "independent directors" as defined in Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee held four meetings during fiscal year 2011.

        The Audit Committee oversees the Company's auditing, accounting and financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls and establishing and reviewing the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        During the 2011 fiscal year, the Audit Committee met and held discussions with management and the Company's independent accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the fiscal year ended June 30, 2011 with management and Ernst & Young LLP.

        The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2011 with the Company's management, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." The Audit Committee reviewed with management the reasonableness of significant judgment and clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company's accounting principles and other such matters. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter from that firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP that firm's independence and considered whether the non-audit services provided by that firm are compatible with maintaining its independence.

        The Audit Committee also reviewed and discussed together with management and Ernst & Young LLP the Company's audited consolidated financial statements for the fiscal year ended June 30, 2011 and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young LLP's audit of internal control over financial reporting. The Audit Committee discussed with the Company's internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors, in-house legal counsel and Ernst & Young LLP, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

        Based on the Audit Committee reviews and discussions with management and Ernst & Young LLP, as described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended June 30, 2011.

THE AUDIT COMMITTEE
Hank Adler (Chairman) Terry Hartshorn Robert Lee John Dionisio

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

 FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

        The aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2011 and June 30, 2010, the review of the Company's quarterly reports on Form 10-Qs, and other regulatory filings for such fiscal years were approximately $2,316,000 and $2,213,000, respectively.

Audit-Related Fees

        The aggregate fees for services rendered by Ernst & Young LLP for audit-related services in the Company's fiscal years ended June 30, 2011 and June 30, 2010 were approximately $0 and $527,000, respectively. In fiscal 2010, the audit-related fees paid to Ernst & Young LLP were principally related to services performed in connection with the Company's acquisition of Heald College in January 2010.

Tax Fees

        The aggregate fees for services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning in the Company's fiscal years ended June 30, 2011 and June 30, 2010 were approximately $405,000 and $293,000, respectively. Tax services principally include the preparation of the Company's domestic and foreign income tax returns as well as state tax planning advice.

All Other Fees

        The aggregate fees for other services rendered by Ernst & Young LLP in the Company's fiscal years ended June 30, 2011 and June 30, 2010 were approximately $0 and $0, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Board of Directors has adopted an Audit Committee Charter that requires the Audit Committee to retain, on behalf of the Company, any registered accounting firm employed by the Company, considering, among other matters, such firm's independence and effectiveness, and to approve the fees and other compensation to be paid to such accounting firm. In addition, the Audit Committee Charter requires the Audit Committee to review and approve, in advance, any audit or non-audit services proposed to be performed by the Company's independent auditors.

        Accordingly, the independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. Additionally, the independent auditors may not provide any of the services prohibited by the Sarbanes-Oxley Act of 2002 and may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee. The Audit Committee has delegated to its chairman, within certain thresholds, the right to approve certain services between regularly scheduled meetings of the Audit Committee. One hundred percent (100%) of the services performed by Ernst & Young LLP during fiscal years 2011 and 2010 described under the captions "Audit-Related Fees" and "Tax Fees" and "All Other Fees" above were approved in advance by the Audit Committee. None of the hours expended by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2011 were expended by persons other than the principal accountant's full-time, permanent employees.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN
BENEFICIAL OWNERS

        The following table sets forth, as of September 18, 2011, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by Corinthian to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, including all nominees for director, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned(1)
Kornitzer Capital Management, Inc.(2)	8,399,358	9.90%
5420 West 61st Place
Shawnee Mission, Kansas 66205
Goldman Sachs Group Inc.(3)	8,067,847	9.51%
200 West Street
New York, New York 10282
BlackRock, Inc.(4)	7,777,769	9.17%
40 East 52nd Street
New York, New York 10022
The Washington Post Company(5)	6,885,000	8.11%
1150 15th Street, N.W.
Washington, D.C. 20071
Royce & Associates, LLC(6)	5,946,000	7.01%
745 Fifth Avenue
New York, New York 10151
The Vanguard Group, Inc.(7)	4,273,518	5.04%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Jack D. Massimino(8)	1,428,128	1.65%
Peter Waller(9)	44,927	*
Kenneth Ord(10)	376,330	*
Beth Wilson(11)	776,188	*
William Buchanan(12)	272,887	*
Stan A. Mortensen(13)	400,694	*
Paul R. St. Pierre(14)	356,078	*
Hank Adler(15)	92,000	*
Linda Arey Skladany(16)	129,900	*
Alice T. Kane(17)	77,000	*
Terry O. Hartshorn(18)	159,000	*
Robert Lee(19)	67,000	*
Timothy Sullivan(20)	58,500	*
John Dionisio(21)	68,000	*
Sharon Robinson(22)	15,000	*
All directors and executive officers as a group (19 persons)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)(19)(20)(21)(22)(23)	5,299,015	5.91%

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 18, 2011 and RSUs and DSUs that may be delivered within 60 days of September 18, 2011. As of September 18, 2011, there were 84,843,281 outstanding shares of Common Stock.

(2)
Ownership is based solely on a Schedule 13G, Amendment No. 2, filed with the SEC on January 21, 2011. Kornitzer Capital Management, Inc. reported on this Schedule 13G that it has sole voting power with respect to all such 8,399,358 shares, sole dispositive power with respect to 8,193,083 of such shares and shared dispositive power with respect to 206,275 of such shares.

(3)
Ownership is based solely on a Schedule 13F-HR filed with the SEC on August 15, 2011. Goldman Sachs Group Inc. reported on this Schedule 13F-HR that one of its institutional investment managers, Goldman Sachs Asset Management, L.P., has sole voting power with respect to 8,000,221 of these shares and another of its institutional investment managers, Goldman, Sachs & Co., has sole voting power with respect to 67,626 of these shares.

(4)
Ownership is based solely on a Schedule 13G, Amendment No. 1, filed with the SEC on February 3, 2011. BlackRock, Inc. reported in this Schedule 13G that it has sole voting and dispositive power with respect to all 7,777,769 of such shares.

(5)
Ownership is based solely on a Schedule 13D filed with the SEC on February 15, 2008. The Washington Post Company reported on this Schedule 13D that it has sole voting and dispositive power with respect to all 6,885,000 of such shares.

(6)
Ownership is based solely on a Schedule 13G, Amendment No. 7, filed with the SEC on January 12, 2011. Royce & Associates, LLC reported on this Schedule 13G that it has sole voting and sole dispositive power with respect to all 5,946,000 of such shares.

(7)
Ownership is based solely on a Schedule 13G filed with the SEC on February 10, 2011. The Vanguard Group, Inc. reported on this Schedule 13G that it has sole voting power with respect to 111,643 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 4,161,875 of such shares and shared dispositive power with respect to 111,643 of such shares.

(8)
Includes 1,302,807 shares of Common Stock which may be acquired by Mr. Massimino upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2011.

(9)
Consists of shares of Common Stock owned by Mr. Waller as of November 29, 2010, the last day of Mr. Waller's employment with the Company. Mr. Waller had no outstanding options or RSUs, either vested or unvested, as of September 18, 2011.

(10)
Includes 334,139 shares of Common Stock which may be acquired by Mr. Ord upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2011 and 10,000 RSUs for which Mr. Ord has elected to defer delivery until his retirement pursuant to the Company's Executive Deferral Plan.

(11)
Includes 742,215 shares of Common Stock which may be acquired by Ms. Wilson upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2011.

(12)
Includes 255,900 shares of Common Stock which may be acquired by Mr. Buchanan upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2011.

(13)
Includes shares which are held in a family trust of which Mr. Mortensen is a grantor and a trustee, and 364,212 shares of Common Stock which may be acquired by Mr. Mortensen upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2011.

(14)
Includes shares which are held in a family trust of which Mr. St. Pierre is a grantor and a trustee, 274,400 shares of Common Stock which may be acquired by Mr. St. Pierre upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2011, and 18,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(15)
Includes 69,000 shares of Common Stock which may be acquired by Mr. Adler upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2011, and 18,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(16)
Includes 109,000 shares of Common Stock which may be acquired by Ms. Skladany upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2011, and 18,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(17)
Consists of 59,000 shares of Common Stock which may be acquired by Ms. Kane upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2011, and 18,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(18)
Includes shares which are held in a family trust of which Mr. Hartshorn is a grantor and a trustee, 106,000 shares of Common Stock which may be acquired by Mr. Hartshorn upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2011, and 23,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(19)
Includes shares which are held in a family trust of which Mr. Lee is a grantor and a trustee, 43,000 shares of Common Stock which may be acquired by Mr. Lee upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2011, and 18,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(20)
Includes 32,125 shares of Common Stock which may be acquired by Mr. Sullivan upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2011, and 18,875 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(21)
Includes 29,500 shares of Common Stock which may be acquired by Mr. Dionisio upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2011, and 18,500 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(22)
Consists of 15,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2011 but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(23)
In addition to the directors and Named Executive Officers identified on the chart above, also includes beneficial ownership by four executive officers who are not Named Executive Officers of an aggregate of 977,383 shares, including 885,850 shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2011.

 PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
CORINTHIAN COLLEGES, INC.
2003 PERFORMANCE AWARD PLAN

        At the Annual Meeting, stockholders will be asked to approve the following amendments to the Corinthian Colleges, Inc. 2003 Performance Award Plan (the "2003 Plan"), which were adopted, subject to stockholder approval, by our Board of Directors effective as of August 16, 2011:

  •
  Increase in Aggregate Share Limit.  The proposed amendments would increase the aggregate number of shares of Common Stock available for award grants under the 2003 Plan by an additional 4,250,000.

  •
  Increase in Incentive Stock Option Share Limit.  The proposed amendments would increase the number of shares of Common Stock that may be delivered pursuant to options qualified as "incentive stock options" granted under the 2003 Plan by an additional 4,250,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2003 Plan share limit referred to above.

  •
  Change in Share-Counting Provisions.  The 2003 Plan currently provides that shares issued in respect of any "full-value award" (which includes awards other than stock option grants and stock appreciation rights) are counted against the 2003 Plan aggregate share limit referred to above as 1.9 shares for every one share actually issued in connection with the award. The proposed amendments would decrease this ratio so that shares issued in respect of any full-value award granted under the 2003 Plan after November 15, 2011 will be counted against the aggregate share limit as 1.54 shares for every one share actually issued in connection with the award.

        As of June 30, 2011, a total of 636,764 shares of Common Stock were then subject to outstanding RSU awards granted under the 2003 Plan, 8,855,995 shares of Common Stock were then subject to outstanding stock options granted under the 2003 Plan, and an additional 5,542,823 shares of Common Stock were then available for new award grants under the 2003 Plan. Of the 5,542,823 shares that were available for grant under the 2003 Plan as of June 30, 2011, approximately 3,800,000 shares were used with respect to the Company's fiscal year 2012 equity awards, which were granted in August 2011. As of June 30, 2011, a total of 11,332,113 shares of Common Stock were subject to all outstanding awards granted under our equity compensation plans (including the shares then subject to outstanding awards under the 2003 Plan and prior plans under which we may no longer grant additional awards), of which 646,764 shares were then subject to outstanding RSU awards and 10,685,349 shares were then subject to outstanding stock options. As of June 30, 2011, the weighted-average exercise price of these options was $14.16 per share and the weighted-average remaining contractual life of these options was approximately 3.6 years. Currently, no new awards may be granted under any equity compensation plan maintained by us other than the 2003 Plan.

        We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of Corinthian, and that incentive compensation plans like the 2003 Plan are an important attraction, retention and motivation tool for participants in the plan. Our Board of Directors approved the foregoing amendments because we believe that the number of shares currently available under the 2003 Plan does not give us sufficient flexibility to adequately provide for future incentives (particularly after the available shares under the 2003 Plan are used or depleted to cover the Company's equity awards for fiscal 2012) and that the other share limit changes and other amendments described above will provide us flexibility to continue to grant stock-based awards that are important to our success. We will continue to have the authority to grant awards under the 2003 Plan, within the existing 2003 Plan limits and the current scheduled expiration date of the plan and other plan terms, if stockholders do not approve this 2003 Plan proposal.

Summary Description of the 2003 Plan

        The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, which is attached as Appendix A to this Proxy Statement.

        Purpose.    The purpose of the 2003 Plan is to promote the success of Corinthian and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2003 Plan. Our Board of Directors has delegated general administrative authority for the 2003 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2003 Plan to another committee of directors, and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator.")

        The Administrator has broad authority under the 2003 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  subject to the minimum vesting rules of the 2003 Plan described below, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  subject to the other provisions of the 2003 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

  •
  to allow the purchase price of an award or shares of Common Stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or other event referred to in "Adjustments" below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

        Eligibility.    Persons eligible to receive awards under the 2003 Plan include officers or employees of Corinthian or any of our subsidiaries, directors of Corinthian, and certain consultants and advisors to Corinthian or any of our subsidiaries. As of June 30, 2011, approximately 16,600 officers and employees of Corinthian and our subsidiaries (including all of our Named Executive Officers), and each of our nine non-employee directors, are considered eligible under the 2003 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2003 Plan currently equals the sum of: (1) 16,300,000 shares, plus (2) the number of any shares subject to stock options granted under our 1998 Performance Award Plan (the "1998 Plan") which expire, or for any reason are cancelled or terminated, after September 22, 2003 without being exercised, plus (3) the number of any shares subject to stock options granted under our 2004 New-Hire Award Plan (the "New Hire Plan") and outstanding as of November 17, 2005 which expire, or for any reason are cancelled or terminated, after November 17, 2005 without being exercised, plus (4) the number of shares subject to restricted stock or RSU awards granted under the New Hire Plan that are outstanding and unvested as of November 17, 2005 which are forfeited, terminated, cancelled or otherwise reacquired by Corinthian without having become vested.

        As of June 30, 2011, approximately 2,135,325 shares of Common Stock had become available for grant under the 2003 Plan in respect of awards under the 1998 Plan that have terminated without having been exercisable or paid and approximately an additional 1,738,454 shares were subject to awards that were then still outstanding under the 1998 Plan. As of June 30, 2011, approximately 9,575 shares of Common Stock had become available for grant under the 2003 Plan in respect of awards under the New Hire Plan that have terminated without having been exercisable or paid and approximately an additional 100,900 shares were subject to awards that were then still outstanding under the New Hire Plan. No additional awards may be granted under the 1998 Plan or the New Hire Plan.

        If stockholders approve this 2003 Plan proposal, the number of shares available for award grant purposes under the 2003 Plan will be increased by an additional 4,250,000 shares.

        Shares issued in respect of any "full-value award" granted under the 2003 Plan currently are counted against the share limit described in the preceding paragraph as 1.9 shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of Common Stock were granted under the 2003 Plan, 190 shares would be charged against the share limit with respect to that stock bonus award. For this purpose, a "full-value award" means any award granted under the plan other than a stock option or stock appreciation right. If stockholders approve this proposal, shares issued in respect of any full-value award granted under the 2003 Plan after November 15, 2011 would count against the share limit described in the preceding paragraph as 1.54 shares for every one share actually issued in connection with the award (to illustrate, in the foregoing example, if the 1.54 ratio had applied instead of the 1.9 ratio, 154 shares would have been charged against the share limit with respect to that stock bonus award instead of 190).

        The following other limits are also contained in the 2003 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 16,300,000 shares. If stockholders approve this 2003 Plan proposal, this limit would be increased by an additional 4,250,000 shares of Common Stock so that the new incentive stock option limit for the 2003 Plan would be 20,550,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2003 Plan share limit described above.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

  •
  The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

  •
  The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors is 2,000,000 shares.

  •
  "Performance-Based Awards" under Section 5.2 of the 2003 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $2,000,000.

        Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2003 Plan will again be available for subsequent awards under the 2003 Plan. Shares that are exchanged by a participant or withheld by Corinthian to pay the exercise price of an award granted under the 2003 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2003 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2003 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the number of shares delivered with respect to the award shall be counted against the share limits of the 2003 Plan and applying the proposed premium ratio described above. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when Corinthian pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 154 shares will be counted against the share limits of the plan after applying the proposed premium ratio described above.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the 2003 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Corinthian through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2003 Plan. Corinthian may not increase the applicable share limits of the 2003 Plan by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

        Types of Awards.    The 2003 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as cash bonus awards pursuant to Section 5.2 of the 2003 Plan. The 2003 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of an option is seven years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "U.S. Federal Income Tax Consequences of Awards Under the 2003 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2003 Plan. Incentive stock options may only be granted to employees of Corinthian or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is seven years from the date of grant.

        The other types of awards that may be granted under the 2003 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2003 Plan as described below.

        The 2003 Plan generally imposes a minimum one-year vesting requirement on any full-value awards that are subject to a performance-based vesting condition and generally requires that any other full-value awards not vest more rapidly than in monthly installments over a three-year period, although the Administrator may provide for accelerated vesting of awards under certain specified circumstances such as a change in control of Corinthian or a termination of the award holder's employment. In addition, Corinthian may grant full-value awards under the 2003 Plan that do not meet these vesting requirements, provided that the number of shares covered by these awards does not exceed five percent of the total number of shares available for award grant purposes under the plan.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2003 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Corinthian on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock appreciation, total stockholder return, revenue, revenue growth, operating income (before or after taxes), growth in operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), earnings growth (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to seven years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2003 Plan, if any person acquires more than 30% of the outstanding Common Stock or combined voting power of Corinthian, if certain changes in a majority of our Board of Directors occur following the effective date of the plan, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of Corinthian (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Corinthian or any of our subsidiaries, a sale or other disposition of all or substantially all of Corinthian's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if Corinthian is dissolved or liquidated, then awards then-outstanding under the 2003 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2003 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 1.8 of the 2003 Plan, awards under the 2003 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to permit the transfer of awards to certain family members for estate or tax planning purposes and on a gratuitous or donative basis.

        Adjustments; Dividend Rights.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2003 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. Other than for these adjustments, dividend equivalent rights may not be granted with respect to a stock option or stock appreciation rights under the 2003 Plan. Dividend or dividend equivalent rights may be granted with respect to other awards under the 2003 Plan, provided that any such rights as to an unvested restricted stock or stock unit awards that include performance-based vesting requirements will be subject to the same performance-based vesting conditions as the corresponding portion of the award.

        No Limit on Other Authority.    The 2003 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

        Termination of or Changes to the 2003 Plan.    The Board of Directors may amend or terminate the 2003 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. Stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2003 Plan or to increase any other share limit set forth in the plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2003 Plan is currently scheduled to terminate on August 17, 2020. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards Under the 2003 Plan

        The U.S. federal income tax consequences of the 2003 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2003 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2003 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2003 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2003 Performance Award Plan

        The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2003 Plan. Except as provided below regarding automatic grants of DSUs to the Company's non-employee directors, the Company is not currently considering any specific award grants under the 2003 Plan. If the additional shares that will be available under the 2003 Plan if stockholders approve the proposed amendments had been available for award purposes in fiscal 2011, grants made in fiscal 2011 would not have been substantially different from those actually made in that year under the 2003 Plan. For information regarding stock-based awards granted to our Named Executive Officers during fiscal 2011, see the material under the heading "Description of Plan-Based Awards" above. For information regarding past award grants under the 2003 plan, see the "Aggregate Past Grants under the 2003 Plan" table below.

        If stockholders approve the 2003 Plan proposal, the number of DSUs that will be granted to the non-employee directors under the 2003 Plan will be determined based on the formulaic grants of annual DSU awards as described above under the heading, "Director Compensation." For purposes of clarity and illustration only, the estimated number of DSUs that would be allocated to the Company's nine non-employee directors as a group over the remaining period term of the 2003 Plan pursuant to the annual DSU awards is 1,260,000. This figure represents the aggregate number of DSUs under the 2003 Plan for fiscal years 2012 through 2020 (the 2003 Plan is currently scheduled to terminate on August 17, 2020). This calculation assumes, among other future variables, that there are no new eligible directors, there continue to be nine eligible non-employee directors seated, that each non-employee director receives the maximum annual award of 15,000 DSUs, that the lead independent director receives an additional 5,000 DSUs each year, and there are no changes to the automatic annual DSU awards to the non-employee directors. The actual number of DSUs that will be subject to the annual DSU awards to continuing non-employee directors under the 2003 Plan is not determinable.

        The closing market price for a share of Common Stock as of September 20, 2011 was $1.90 per share.

 AGGREGATE PAST GRANTS UNDER THE 2003 PLAN

        As of September 1, 2011, awards covering 19,902,047 shares of Corinthian Common Stock had been granted under the 2003 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

					Number of Shares Subject to Past Restricted Stock Grants
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of September 1, 2011				Number of Shares Outstanding and Unvested as of 9/1/11
						Number of Shares Vested as of 9/1/11
Name and Position			Exercisable	Unexercisable
Named Executive Officers Group:
Jack D. Massimino	2,345,282	0	1,228,407	1,116,875	441,211	113,012	328,199
Chairman of the Board and Chief Executive Officer
Peter C. Waller	1,135,074	0	0	0	211,847	64,826	0
Former Chief Executive Officer
Kenneth S. Ord	436,359	0	257,095	179,264	105,163	49,069	56,094
Executive Vice President and Chief Financial Officer
Beth Wilson	634,380	0	473,136	161,244	106,921	48,721	58,200
Executive Vice President
William Buchanan	466,416	72,187	250,172	144,057	96,146	44,893	51,253
Executive Vice President, Marketing and Admissions
Stan A. Mortensen	386,350	10,000	235,294	141,056	83,141	32,814	50,327
Executive Vice President and General Counsel
Total for Current Executive Officer Group (nine people, including the Named Executive Officers):	5,403,861	82,187	2,444,104	1,742,496	1,044,429	353,335	544,073
Non-Executive Director Group (9 people):
Linda Arey Skladany	69,000	0	69,000	0	18,000	14,250	3,750
Paul R. St. Pierre	69,000	0	69,000	0	18,000	14,250	3,750
Hank Adler	69,000	0	69,000	0	18,000	14,250	3,750
Terry O. Hartshorn	106,000	0	106,000	0	23,000	18,000	5,000
Alice Kane	59,000	0	59,000	0	18,000	14,250	3,750
Robert Lee	43,000	0	43,000	0	18,000	14,250	3,750
Timothy Sullivan	32,125	0	32,125	0	18,875	15,125	3,750
John Dionisio	29,500	0	29,500	0	18,500	14,750	3,750
Sharon P. Robinson	0	0	0	0	15,000	11,250	3,750
Total for Non-Executive Director Group:	476,625	0	476,625	0	165,375	130,375	35,000
Each other person who has received 5% or more of the options, warrants or rights under the 2003 Plan	0	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group	9,493,132	1,468,994	2,902,704	1,108,485	1,725,447	512,935	948,006
Total	16,669,265	1,558,887	6,608,409	3,351,946	3,232,782	1,114,303	1,706,952

        Messrs. Massimino, St. Pierre, Lee, Adler, Sullivan, Hartshorn and Dionisio and Ms. Skladany, Ms. Kane and Dr. Robinson are nominees for re-election as directors at the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION

        As of June 30, 2011, our equity compensation plans consisted of the 1998 Plan, the 2003 Plan, the New Hire Plan and the Company's Employee Stock Purchase Plan (the "ESPP"). The 1998 Plan, the 2003 Plan and the ESPP have all been approved by our shareholders.

        The New Hire Plan has not been approved by our shareholders. No new awards may be granted under the 1998 Plan or the New Hire Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	11,231,213	(1)	$13.33	(3)	6,629,115	(4)
Equity compensation plans not approved by security holders	100,900	(2)	$16.14	(3)	0
Total	11,332,113		$13.35	(3)	6,629,115	(4)

(1)
Includes 636,764 shares to be issued upon vesting of RSUs, for which no exercise price will be paid.

(2)
Includes 10,000 shares to be issued upon the vesting of RSUs, for which no exercise price will be paid.

(3)
For purposes of calculating weighted average exercise price, RSUs are assumed to have an exercise price of $0.

(4)
Of these 6,629,115 shares available for future issuance, 5,542,823 of these were available for issuance under the 2003 Plan and 1,086,292 were available for issuance under the ESPP. This table does not reflect the 4,250,000 additional shares that will be available under the 2003 Plan if stockholders approve the 2003 Plan proposal. Subject to certain express limits of the 2003 Plan, shares available for award purposes under the 2003 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of Common Stock including, without limitation, stock bonuses, restricted stock, RSUs and performance shares. No new awards may be granted under the 1998 Plan or the New Hire Plan.

Equity Compensation Plans Not Approved by Stockholders

        The New Hire Plan authorized the grant stock options, stock appreciation rights, restricted stock, stock unit, performance share, dividend equivalent and other stock-based awards to newly-hired employees, and is administered by the Compensation Committee of our Board of Directors. The Company's authority to grant new awards under the New Hire Plan terminated effective as of November 17, 2005.

Vote Required for Approval of the 2003 Plan Amendments

        The Board of Directors believes that the proposed amendments to the 2003 Plan will promote the interests of Corinthian and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All members of our Board of Directors and all of our executive officers are eligible for awards under the 2003 Plan and thus have a personal interest in the approval of the 2003 Plan proposal.

        Approval of the 2003 Plan proposal requires the affirmative vote of a majority of the Common Stock present, or represented, and entitled to vote on the proposal. Broker non-votes and abstentions on this proposal have the effect described on page 3 of this Proxy Statement.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE 2003 PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

 PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors for the fiscal year ending June 30, 2012. Ernst & Young LLP has acted as auditors for Corinthian since February 2002. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee's appointment of Ernst & Young LLP. If a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote on this proposal are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

 PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Named Executive Officers as disclosed pursuant to the SEC's executive compensation rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

        As described more fully in the "Compensation Discussion and Analysis" starting on page 17 of this Proxy Statement, the Company's current executive compensation programs are reviewed annually and are intended to help the Company achieve three fundamental objectives:

  (1)
  Promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with superior talent and ability;

  (2)
  Creating a significant direct relationship between pay and performance which is tied to creating shareholder value; and

  (3)
  Reinforcing the alignment between executive officers' and stockholders' interests.

        The Company's executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests. These features are described in more detail in the "Compensation Discussion and Analysis" and include the following:

  •
  The Compensation Committee believes that the Company's most senior executives should have a majority of their total direct compensation delivered in variable or performance-based pay and/or tied to stockholder returns because performance-based compensation plays a significant role in aligning management's interests with those of Corinthian's stockholders.

  •
  The Compensation Committee retains an independent compensation consultant to help it identify the most relevant peer groups of other publicly-traded companies to serve as reference points for its executive compensation decisions.

  •
  With respect to long-term equity incentive awards, the Compensation Committee believes that awarding a combination of options and RSUs appropriately aligns executive officers' interests with those of our shareholders and balances emphasis on performance and retention.

  •
  To promote alignment of management and stockholder interests, the Company's senior executive officers are expected to meet the Company's stock ownership guidelines.

  •
  Compensation Committee review and approval of plans and discretion with respect to payment of awards, mixture of cash and equity opportunities, mixture of performance time horizons, avoidance of uncapped awards, internal controls and compliance programs to discourage inappropriate conduct are all design features of the Company's executive compensation program that mitigate inappropriate risk-taking.

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the Annual Meeting:

  RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

        This proposal on the compensation paid to our Named Executive Officers is advisory only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES.

 PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

        As described in Proposal 4 above, the Company's stockholders are being provided the opportunity to cast an advisory vote on the Company's executive compensation program.

        This Proposal 5 affords stockholders the opportunity to cast an advisory vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual stockholder meetings (or special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 5, shareholders may vote to have future advisory votes on executive compensation every year, every two years or every three years.

        The Board believes that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their views on the Company's executive compensation program. Therefore, the Board recommends that shareholders vote for a frequency of every "ONE YEAR" on holding future advisory votes on executive compensation. The Compensation Committee, which administers the Company's executive compensation program, values the opinions expressed by stockholders in these advisory votes on executive compensation and will consider the outcome of these votes in making decisions on executive compensation.

        This proposal on the frequency of future advisory votes on executive compensation is advisory only and will not be binding on the Company, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the Company's executive compensation program.

        In voting on this proposal, stockholders will be able to indicate their preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. Shareholders that do not have a preference regarding the frequency of future advisory votes on executive compensation should abstain from voting on the proposal. Shareholders will not be voting to approve or disapprove the recommendation of the Board.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY "ONE YEAR" (AS OPPOSED TO EVERY TWO YEARS OR EVERY THREE YEARS).

 MISCELLANEOUS AND OTHER MATTERS; SOLICITATION

        The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. In addition to use of the mails, the Company may solicit proxies in person or by telephone, facsimile or other means of communication by certain of its directors, officers, and regular employees who will not receive any additional compensation for such solicitation. The Company has engaged Phoenix Advisory Partners ("Phoenix") to solicit proxies. The Company expects to pay Phoenix a fee of approximately $8,000 for this service, plus expenses. The Company has agreed to indemnify Phoenix against certain liabilities arising out of or in connection with this engagement.

        For stockholders who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, only one copy of our 2011 Annual Report and Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from at least one of the stockholders. Upon request, the Company will deliver promptly a separate copy of this Proxy Statement or the 2011 Annual Report to a stockholder at a shared address to which a single copy of this Proxy Statement or the 2011 Annual Report was delivered. Requests for a separate copy of the Annual Report or Proxy Statement, requests to receive separate annual reports or proxy statements in the future, and requests for delivery of a single copy to stockholders sharing an address, are to be made to the Secretary of the Company at the Company's corporate office address listed above or by phoning (714) 427-3000.

PROPOSALS OF STOCKHOLDERS

        Stockholder proposals intended to be considered at the Company's 2012 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices no later than June 8, 2012 in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting pursuant to SEC Rule 14a-8. If the date of the Company's 2012 Annual Meeting of Stockholders changes by more than 30 days from the date of this year's Annual Meeting, stockholder proposals must be received by the Secretary of the Company at its principal executive offices a reasonable time before the Company begins to print and mail the proxy materials for its 2012 Annual Meeting of Stockholders. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

        In addition, in order for stockholder proposals or director nominations to be considered at the Company's 2012 Annual Meeting of Stockholders (including from the floor if receipt of the stockholder proposal did not satisfy the deadline stated above for inclusion of the proposal in the Company's Proxy Statement), the Company's Bylaws require that, among other things, stockholders give written notice of any proposal or nomination of a director to the Secretary of the Company at its principal executive offices no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the Company's 2011 Annual Meeting of Stockholders. Notwithstanding the foregoing, in the event the date of the 2012 Annual Meeting of Stockholders occurs more than 30 days before, or more than 70 days after, the anniversary of the 2011 Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2012 Annual Meeting of Stockholders, and no later than 90 days prior to the date of the 2012 Annual Meeting of Stockholders or the close of business on the tenth day following the day on which public announcement of the 2012 Annual Meeting is made. Stockholder proposals or nominations for director that do not meet the notice requirements set forth above and further described in Section 2.11 of the Company's Bylaws will not be acted upon at the 2012 Annual Meeting of Stockholders.

 OTHER BUSINESS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in Corinthian's Notice of Annual Meeting of Stockholders and described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

 ADDITIONAL INFORMATION

        A copy of our 2011 Annual Report, as filed with the SEC, is also being made available to stockholders together with this Proxy Statement. Corinthian files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        Our 2011 Annual Report, as filed with the SEC, is also available free of charge on the Company's website at www.cci.edu under the heading "Investors—Financial Information" and, upon request, a copy will be furnished by the Company to any stockholder free of charge. Any stockholder desiring a copy should write to the Company at the address set forth on the cover page of this Proxy Statement, Attention: Stan Mortensen, Corporate Secretary.

By order of the Board of Directors

Stan A. Mortensen Corporate Secretary

Santa Ana, California
October 6, 2011

        ALL STOCKHOLDERS ARE REQUESTED TO VOTE THEIR SHARES PROMPTLY BY SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS OVER THE INTERNET OR (IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS) BY CALLING THE TOLL-FREE TELEPHONE NUMBER AS DESCRIBED IN THE INSTRUCTIONS ON THEIR PROXY CARD OR VOTING INSTRUCTION FORM OR COMPLETING, DATING, SIGNING AND RETURNING THE PROXY CARD OR VOTING INSTRUCTION FORM.

 APPENDIX A

CORINTHIAN COLLEGES, INC.
2003 PERFORMANCE AWARD PLAN

        This Corinthian Colleges, Inc. 2003 Performance Award Plan (this "Plan"), as amended and restated herein, is effective subject to stockholder approval of this amended and restated version of this Plan at the Corporation's 2011 annual meeting of stockholders (the "2011 Meeting Date"). Certain provisions of this Plan were previously amended effective as of the date of the 2005 annual meeting (the "2005 Meeting Date") and the 2010 annual meeting date (the "2010 Meeting Date"). For Awards granted prior to the 2005 Meeting Date, the 2010 Meeting Date or the 2011 Meeting Date, refer to the version of this Plan as in effect at the time the Award was granted.

1.     The Plan.

1.1
Purpose.    The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding directors, officers, employees and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. Capitalized terms used herein are defined in Section 7.

1.2
Administration and Authorization; Power and Procedure.

1.2.1
The Administrator.    This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors of the Corporation or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors of the Corporation may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) t o designate the officers and employees of the Company who will receive grants of rights or options to purchase shares of Common Stock, and (b) to determine the number of rights or options to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

    With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, this Plan shall be administered by a committee consisting solely of two or more "outside directors" of the Corporation (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more "non-employee directors" of the Corporation (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors of the Corporation (within the meaning of the applicable listing agency).

  1.2.2
  Plan Awards; Interpretation; Powers of Administrator.    Subject to the express provisions of this Plan and any express limitations on the delegated authority of an Administrator, the Administrator will have the authority to:

  (a)
  determine eligibility and, from the group of Eligible Persons, select the particular Eligible Persons who will receive Awards under this Plan;

  (b)
  grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

  (c)
  approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6 and any stockholder approval required under Section 6.6.5;

  (f)
  accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum seven-year term of Awards under Section 1.6 in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

  (g)
  determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an award);

  (h)
  determine whether, and the extent to which, adjustments are required pursuant to Section 6.3 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 6.3;

  (i)
  acquire or settle (subject to Sections 6.3 and 6.6, including, without limitation, any stockholder approval required under Section 6.6.5) rights under awards in cash, stock of equivalent value, or other consideration; and

  (j)
  determine Fair Market Value for Plan purposes and make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

  1.2.3
  Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

  1.2.4
  Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

  1.2.5
  Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3
Participation.    Discretionary Awards may be granted by the Administrator only to those persons that the Administrator determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator so determines.

1.4
Shares Available for Awards; Share Limits.

1.4.1
Shares Available.    Subject to the provisions of Section 6.3, the capital stock that may be delivered under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

1.4.2
Share Limit.    The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan (the "Share Limit") is equal to the sum of (a) 20,550,000(1) shares, plus (b) the number of any shares subject to stock options granted under the Corporation's 1998 Performance Award Plan which expire, or for any reason are cancelled or terminated, after the original effective date of this Plan without being exercised, plus (c) the number of any shares subject to stock options granted under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the "2004 Plan") which expire, or for any reason are cancelled or terminated, after the 2005 Meeting Date without being exercised, plus (d) the number of any shares subject to restricted stock or restricted stock unit awards granted under the 2004 Plan which are outstanding and unvested as of the 2005 Meeting Date and which are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

(1)
The current aggregate Share Limit for this Plan is 16,300,000 shares (excluding shares originally authorized for issuance under the 1998 Plan and the 2004 Plan). Stockholders are being asked to approve amendments to this Plan that would increase this aggregate Share Limit by an additional 4,250,000 shares (so that the new aggregate Share Limit for the plan would be 20,550,000 shares, in addition to the shares originally authorized and not issued under the 1998 Plan and the 2004 Plan as set forth above).

1.4.3
Full-Value Awards.    Shares issued in respect of any Full-Value Award granted under this Plan shall be counted against the Share Limit as 1.54 shares for every one share issued in connection with the Award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 154 shares shall be charged against the Share Limit in connection with that award.)

  1.4.4
  Other Share Limits.    The following limits also apply with respect to awards granted under this Plan:

  (a)
  The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 20,550,000 shares.

  (b)
  The maximum number of shares of Common Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

  (c)
  The maximum number of shares of Common Stock subject to all Awards that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

  (d)
  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Non-Employee Directors in the aggregate is 2,000,000 shares.

  (e)
  Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.

  (f)
  In no event will greater than five percent (5%) of the total shares of Common Stock available for Award grant purposes under this Plan be used for purposes of granting Special Full-Value Awards on and after November 17, 2005.

    Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 1.4.5, Section 6.3.1, and Section 6.15.

  1.4.5
  Awards Settled in Cash, Reissue of Awards and Shares.    Except as provided in the next sentence, shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under this Plan. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the Award shall be counted against the share limits of this Plan (including, for purposes of clarity, the applicable share limits of Section 1.4 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 154 shares (after giving effect to the Full-Value Award premium counting rules set forth in Section 1.4.3) shall be counted against the share limits of this Plan.) To the extent that shares of Common Stock are delivered pursuant to the exercise of an Option or Stock Appreciation Right, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 1.4, as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 1.4 with respect to such exercise.) Refer to Section 6.15 for application of the foregoing share limits with respect to assumed awards.

    The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

  1.4.6
  Reservation of Shares.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash).

1.5
Grant of Awards.    Subject to the express provisions of this Plan (including, without limitation, the no repricing provisions of Section 6.6.5), the Administrator will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and "business criteria" as such term is used in Section 5.2 that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement executed or electronically recorded by the Corporation and, if required by the Administrator, by the Participant.

1.6
Award Period.    Any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 7 years after the date of grant; provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Administrator in writing.

1.7
Limitations on Exercise and Vesting of Awards.

1.7.1
Provisions for Exercise.    Subject to Section 1.7.4, an Award will be exercisable or will vest at the time or times provided by the Administrator in the applicable Award Agreement, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

1.7.2
Procedure.    Any exercisable Award will be deemed to be exercised when the Corporation receives appropriate notice of such exercise from the Participant together with any required payment made in accordance with Section 1.9.

1.7.3
Fractional Shares/Minimum Issue.    Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to Awards granted under this Plan unless (as to any particular Award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the Award.

1.7.4
Minimum Vesting Requirements.    Except as otherwise provided in the following provisions of this Section 1.7.4 and except for any accelerated vesting required or permitted pursuant to Section 6.3, and subject to such additional vesting requirements or conditions (if any) as the Administrator may establish with respect to the Award, each Award granted under this Plan that is a Full-Value Award and payable in shares of Common Stock shall be subject to the following minimum vesting requirements: (a) if the Award includes a performance-based vesting condition, the Award shall not vest earlier than the first anniversary of the date of grant of the Award; and (b) if the Award does not include a performance-based vesting condition, the Award shall not vest more rapidly than in substantially equal periodic installments over the three-year period immediately following the date of grant of the Award. The Administrator may (but need not) accelerate or provide in the applicable

    Award Agreement for the accelerated vesting of any such Award, however, in connection with (i) a change in control of the Corporation or the Award holder's employer (or a parent thereof), (ii) the termination of the Award holder's employment due to the Award holder's death, disability or retirement, or a termination of the Award holder's employment by his or her employer without cause or in circumstances in which the Award holder has good reason to terminate employment. The Administrator may also accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Full-Value Award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule contemplated by the foregoing, in such circumstances as it may deem appropriate; provided, however, that any such Full-Value Award that does not satisfy the minimum vesting requirements of the preceding sentence (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) shall count against the applicable share limits of Section 4.2 as a Special Full-Value Award (as opposed to counting against such limits only as a Full-Value Award).

1.8
No Transferability; Limited Exception to Transfer Restrictions.

1.8.1
Limit On Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 1.8 or required by applicable law: (i) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards will be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

1.8.2
Exceptions.    The Administrator may permit Awards to be transferred to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the Participant and/or members of the Participant's immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Any such transfer shall be permitted only if the Administrator receives evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation's ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 1.8.3, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

1.8.3
Further Exceptions to Limits On Transfer.    The exercise and transfer restrictions in Section 1.8.1 will not apply to:

(a)
transfers to the Corporation (for example, in connection with the expiration or termination of the award);

(b)
the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant's Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution;

(c)
subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator;

    (d)
    if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant's legal representative; or

    (e)
    the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

1.9
Consideration for Common Stock or Awards.    The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•
services rendered by the recipient of such Award;

•
cash, check payable to the order of the Corporation, or electronic funds transfer;

•
notice and third party payment in such manner as may be authorized by the Administrator;

•
the delivery of previously owned shares of Common Stock;

•
by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

  In no event, however, shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. To the extent required in order to avoid "liability" accounting for an Award, in the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of an Option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 6.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant's ability to pay the purchase or exercise price of any Award or shares by any method other than cash payment to the Corporation.

2.     Options.

2.1
Grants.    One or more Options may be granted under this Section 2 to any Eligible Person. Each Option granted will be designated in the applicable Award Agreement, by the Administrator, as either an Incentive Stock Option, subject to Section 2.3, or a Nonqualified Stock Option. Other than the adjustments contemplated by Section 6.3, dividend equivalent rights may not be awarded with respect to an Option.

2.2
Option Price.

2.2.1
Pricing Limits.    The purchase price per share of the Common Stock covered by each Option will be determined by the Administrator at the time of the Award; provided that the purchase price per share of the Common Stock covered by each Option will not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Option.

  2.2.2
  Payment Provisions.    The purchase price of any shares purchased on exercise of an Option granted under this Section 2 will be paid in full at the time of each purchase in one or a combination of the methods set forth in Section 1.9, as permitted or required by the Administrator.

2.3
Limitations on Grant and Terms of Incentive Stock Options.

2.3.1
$100,000 Limit.    To the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

2.3.2
Option Period.    Subject to Section 1.6, each Option and all rights thereunder will expire no later than 7 years after the Award Date.

2.3.3
Other Code Limits.    Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfy the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

2.3.4
Limits on 10% Holders.    No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of 5 years from the date such Option is granted.

3.     Stock Appreciation Rights.

3
3 .1  Grants.    The Administrator may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2
Exercise of Stock Appreciation Rights.

3.2.1
Exercisability.    Unless the Award Agreement or the Administrator otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

3.2.2
Stand-Alone SARs.    A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement.

  3.2.3
  Proportionate Reduction.    If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.3
Payment.

3.3.1
Amount.    Upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive, subject to Section 6.5, payment of an amount determined by multiplying:

(a)
the difference (which shall not be less than zero) obtained by subtracting the Base Price of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(b)
the number of shares with respect to which the Stock Appreciation Right has been exercised.

      The "Base Price" of a Stock Appreciation Right will be determined by the Administrator at the time of the Award; provided that the Base Price per Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

  3.3.2
  Form of Payment.    The Administrator, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, but the Administrator will have determined that such exercise and payment are consistent with applicable law. If the Administrator permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election will be subject to such conditions as the Administrator may impose. Other than the adjustments contemplated by Section 6.3, dividend equivalent rights may not be awarded with respect to a Stock Appreciation Right.

4.     Restricted Stock and Stock Unit Awards.

4.1
Grants.    Subject to any applicable limitations under Delaware law and to such rules and procedures as the Administrator may establish from time to time:

4.1.1
Restricted Stock.    The Administrator may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) to be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Any stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Administrator until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurances and documents as the Administrator may require to enforce the restrictions.

  4.1.2
  Stock Units.    The Administrator may authorize and grant to any Eligible Person a Stock Unit Award, or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation. The specific terms, conditions, and provisions relating to each Stock Unit grant, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Agreement or and any relevant Company deferred compensation plan.

4.2
Restrictions.

4.2.1
Pre-Vesting Restraints.    Except as provided in Sections 4.1 and 1.8, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

4.2.2
Dividend and Voting Rights.    Unless otherwise provided in the applicable Award Agreement and except as provided below, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting. Stock Units may, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as determined by the Administrator. Any dividends and/or dividend equivalents as to the unvested portion of a Restricted Stock Award that is subject to performance-based vesting requirements or the unvested portion of Stock Units that are subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

4.2.3
Cash Payments.    If the Participant has paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted shares that cease to be eligible for vesting.

4.3
Return to the Corporation.    Unless the Administrator otherwise expressly provides, Restricted Shares or Stock Units that remain subject to vesting conditions at the time of termination of employment will not vest and will be returned to the Corporation or cancelled, as the case may be, in such manner and on such terms as the Administrator provides.

5.     Performance Share Awards and Stock Bonuses.

5.1
Grants of Performance Share Awards.    The Administrator may grant Performance Share Awards to Eligible Employees based upon such factors as the Administrator deems relevant in light of the specific type and terms of the Award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 7 years (a "performance cycle") as may be established by the Administrator of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Administrator. The Administrator may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Administrator (consistent with Section 6.10.3(b), if applicable) may determine.

5.2
Section 162(m) Performance-Based Awards.    Without limiting the generality of Section 5.1 or any other type of Award otherwise authorized under this Plan, any type of Award authorized under this Plan may be, and Options and Stock Appreciation Rights granted to officers and employees ("Qualifying Options" and "Qualifying SARS," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). A Performance-Based Award may also be granted as a cash award that is not related to shares of Common Stock. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.2 in order for such Award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1
Eligible Class.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Company. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.3 must be constituted as provided in Section 1.2.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2
Form of Payment; Maximum Performance-Based Award.    Awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one Participant in any one calendar year shall be subject to the limit set forth in Section 1.4.4(b). The maximum number of shares of Common Stock which may be subject to Performance-Based Awards (including Performance-Based Awards payable in shares of Common Stock and Performance-Based Awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the Fair Market Value of a share of Common Stock at such time) that are granted to any one Participant in any one calendar year, in the aggregate, shall be subject to the limit set forth in Section 1.4.4(c); provided that this limit shall not apply to Qualifying Options and Qualifying SARs (which are covered by the limit of Section 1.4.4(b)). In addition, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the Fair Market Value of a share of Common Stock upon or following the vesting of the Award) and granted to that Participant in any one calendar year shall not exceed $2,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.3
Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock appreciation, total stockholder return, revenue, revenue growth, operating income (before or after taxes), growth in operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), earnings growth (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Company's financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 7 years.

  5.2.4
  Administrator Certification.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

  5.2.5
  Administrator Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Section 5.2 including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Administrator expressly preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

  5.2.6
  Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders last approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3
Grants of Stock Bonuses.    The Administrator may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded will be determined by the Administrator. The Award may be granted independently or in lieu of a cash bonus.

5.4
Deferred Payments.    The Administrator may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon (such as the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares), at the election or at the request of such Participant, subject to the other terms of this Plan and such rules and procedures as the Administrator may establish under this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Administrator may impose, subject to any then vested rights of Participants.

5.5
Cash Bonus Awards.

5.5.1
Performance Goals.    The Administrator may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary or division basis with reference to any one or combination of the business criteria (as such term is used in Section 5.2). In addition, the award may depend upon the Eligible Person's individual performance.

5.5.2
Payment in Restricted Stock.    In lieu of cash payment of an Award, the Administrator may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Stock, an Option or other Award.

6.     Other Provisions.

6.1
Rights of Eligible Persons, Participants and Beneficiaries.

6.1.1
Employment Status.    Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

6.1.2
No Employment Contract.    Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to otherwise change such person's compensation or other benefits or to terminate the employment or other service of such person, with or without cause. Nothing in this Section 6.1.2, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

6.1.3
Plan Not Funded.    Awards payable under this Plan will be payable in shares or from the general assets of the Corporation, and (except for any reservation of shares by the Corporation as provided in Section 1.4.6) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

6.1.4
Charter Documents.    The Articles of Incorporation and By-Laws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by reference.

6.2
Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary Provisions.

6.2.1
Options—Resignation or Dismissal.    Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the "Severance Date") other than due to the Participant's Retirement, Total Disability or death, or a termination by the Corporation or a Subsidiary "for cause" (as determined in the sole discretion of the Administrator, unless a written employment agreement by and between the Participant and the Corporation or a Subsidiary defines such term for purposes of the Participant's employment and such agreement is in effect at the time of grant of the Award), the Participant will have until the date which is three months after the Participant's Severance Date to exercise an Option to the extent that it is vested on the Severance Date. In the case of a termination by the Corporation or a Subsidiary "for cause" (as determined in the sole discretion of the Administrator, unless a written employment agreement by and between the Participant and the Corporation or a Subsidiary defines such term for purposes of the Participant's employment and such agreement is in effect at the time of grant of the Award), the Option will terminate on the Participant's Severance Date (whether or not vested and/or exercisable). In all cases, the Option, to the extent not vested on the Participant's Severance Date, will terminate on that date.

6.2.2
Options—Death or Disability.    Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or specified service to) the Company terminates as a result of the Participant's Total Disability or death, or the Participant suffers a Total Disability or dies within 30 days after a termination described in Section 6.2.1, the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have until the date which is twelve months after the Participant's Severance Date to exercise an Option to the extent that it is vested on the Participant's Severance Date. The Option, to the extent not vested on the Participant's Severance Date, will terminate on that date.

6.2.3
Options—Retirement.    Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or specified service to) the Company terminates as a result of the Participant's Retirement, the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have until the date which is twelve months after the Participant's Severance Date to exercise an Option to the extent that it is vested on the Participant's Severance Date. The Option, to the extent not vested on the Participant's Severance Date, will terminate on that date.

6.2.4
Certain SARs.    Any SAR granted concurrently or in tandem with an Option will have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Administrator otherwise provides.

6.2.5
Other Awards.    The Administrator will establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) if the Participant's employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award (and, for the avoidance of doubt, the Administrator may define any particular cause of termination (e.g., disability or retirement) in a different manner than such term is defined in this Plan).

6.2.6
Administrator Discretion.    Notwithstanding the foregoing provisions of this Section 6.2, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Administrator may increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6 and 6.3, extend the exercisability period upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement. If the Participant is not an employee or director of the Company and provides other services to the Company, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award otherwise provides) of whether the Participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

  6.2.7
  Events Not Deemed Terminations of Service.    Unless Company policy or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than 3 months. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

  6.2.8
  Effect of Change of Subsidiary Status.    For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary's change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person's Award(s) in connection with such transaction.

6.3
Adjustments; Acceleration.

6.3.1
Adjustments.    The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Administrator will, in such manner and to such extent (if any) as it deems appropriate and equitable

(a)
proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or

    (b)
    in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

  The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, Stock Appreciation Rights or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. It is intended that, if possible, any adjustments contemplated by this Section 6.3.1 be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements. However, with respect to any award of an Incentive Stock Option, the Administrator may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

  In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

  6.3.2
  Automatic Acceleration of Awards.    Upon a dissolution of the Corporation or other event described in Section 6.3 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then outstanding Option and Stock Appreciation Right shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any Award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or (unless the Administrator has provided for the termination of the Award) the Award would otherwise continue in accordance with its terms, in the circumstances.

  6.3.3
  Possible Acceleration of Awards.    Without limiting Section 6.3.2, in the event of a Change in Control Event, the Administrator may, in its discretion, provide that any outstanding Option or Stock Appreciation Right shall become fully vested, that any share of Restricted Stock then outstanding shall fully vest free of restrictions, and that any other Award granted under this Plan that is then outstanding shall be payable to the holder of such Award. The Administrator may take such action with respect to all Awards then outstanding or only with respect to certain specific Awards identified by the Administrator in the circumstances.

  6.3.4
  Early Termination of Awards.    Any Award that has been accelerated as required or contemplated by Section 6.3.2 or 6.3.3 (or would have been so accelerated but for Section 6.3.5 or 6.3.7) shall terminate upon the related event referred to in Section 6.3.2 or 6.3.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options and Stock Appreciation Rights that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and Stock Appreciation Rights in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

  6.3.5
  Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 6.3 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 6.3.2, 6.3.3 and/or 6.3.4 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a Nonqualified Stock Option under the Code.

  6.3.6
  Possible Rescission of Acceleration.    If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

  6.3.7
  Section 162(m) Limitations.    To the extent limited by Section 162(m) of the Code in the case of an Award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the Award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the Option or Stock Appreciation Right, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the Award.

6.4
Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

6.5
Tax Withholding.    Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any Award, the Company shall have the right at its option to:

  (a)
  require the Participant (or the Participant's Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such award event or payment; or

  (b)
  deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant (or the Participant's Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment.

  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 6.4) require or grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

6.6
Plan Amendment, Termination and Suspension.

6.6.1
Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Administrator will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

6.6.2
Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval. Without limiting the generality of the foregoing sentence, any amendment to this Plan that increases any of the share limits set forth in Section 1.4 shall be subject to stockholder approval.

6.6.3
Amendments to Awards.    Without limiting any other express authority of the Administrator under but subject to the express limits of this Plan and further subject to Section 6.6.5, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

6.6.4
Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 6.3 will not be deemed to constitute changes or amendments for purposes of this Section 6.6 and shall not require stockholder approval or the consent of the Award holder.

  6.6.5
  Stockholder Approval Required for a Repricing.    Subject to Section 6.6.4, the Administrator may adjust the number of shares of Common Stock subject to any Award and/or adjust the price of any or all outstanding Awards in such circumstances as the Administrator may deem appropriate; provided that in no case (except due to an adjustment contemplated by Section 6.3 or any repricing that may be approved by stockholders) may the Administrator (1) amend an outstanding Option or Stock Appreciation Right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise or base price that is less than the exercise or base price of the original Award.

6.7
Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as otherwise expressly authorized by the Administrator or this Plan, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8
Effective Date of the Plan.    The current version of this Plan is effective upon its approval by the Board (the "Effective Date"), subject to approval by the stockholders of the Corporation within twelve months after the date of such Board approval.

6.9
Term of the Plan.    Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date (the "Termination Date") and no Awards may be granted under this Plan after that date. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the Termination Date may extend beyond such date, and all authority of the Administrator with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the Termination Date.

6.10
Governing Law/Construction/Severability.

6.10.1
Choice of Law.    This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware.

6.10.2
Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

6.10.3
Plan Construction.

(a)
Rule 16b-3.    It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant or other person for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

(b)
Section 162(m).    Awards under Section 5.2 to persons described in Section 5.2.1 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2.1, that are approved by a committee composed solely of two or more outside directors of the Corporation (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the Award.

  6.11
  Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

  6.12
  Non-Exclusivity of Plan.    Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

  6.13
  No Corporate Action Restriction.    The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

  6.14
  Other Company Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

  6.15
  Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons under this Plan in substitution for or in connection with an assumption of stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company in connection with a business or asset acquisition or similar transaction)

    shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

  6.16
  Clawback Policy.    The Awards granted under this Plan are subject to the terms of the Corporation's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the Awards (including any value received from a disposition of the shares acquired upon payment of the Awards).

7.     Definitions.

        "Award" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Stock Unit, Performance Share Award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

        "Award Agreement" means either (1) a written award agreement or (2) an electronic notice of award grant recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally, in each case which sets forth the terms of an Award that has been authorized by the Administrator.

        "Award Date" means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the Award.

        "Beneficiary" means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

        "Board" means the Board of Directors of the Corporation.

        "Change in Control Event" means any of the following:

  (a)
  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (2) and (3) below;

  (b)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Corporation subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least three-fourths of the directors of the Corporation then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Corporation or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

  (c)
  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

  (d)
  Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.3 of this Plan.

        "Company" means, collectively, the Corporation and its Subsidiaries.

        "Corporation" means Corinthian Colleges, Inc., a Delaware corporation, and its successors.

        "Eligible Employee" means an officer (whether or not a director) or employee of the Company.

        "Eligible Person" means an Eligible Employee, or any Other Eligible Person, as determined by the Administrator.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Fair Market Value" on any date means, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Market Reporting System (the "Global Market") for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

        "Full-Value Award" means any Award granted under this Plan except an Option or a Stock Appreciation Right.

        "Incentive Stock Option" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code that contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

        "Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

        "Non-Employee Director" means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

        "Option" means an option to purchase Common Stock granted under this Plan. The Administrator will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

        "Other Eligible Person" means any individual consultant or advisor or agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company or any Non-Employee Director, and who (to the extent provided in the next sentence) is selected to participate in this Plan by the Administrator. A person who is neither an employee, officer, nor director who provides bona fide services to the Company may be selected as an Other Eligible Person only if such person's participation in this Plan would not adversely affect (a) the Corporation's eligibility to use Form S-8 to register under the Securities Act, the offering of shares issuable under this Plan by the Company, or (b) the Corporation's compliance with any other applicable laws.

        "Participant" means an Eligible Person who has been granted an Award under this Plan.

        "Performance Share Award" means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under

Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Administrator.

        "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

        "Plan" means this Corinthian Colleges, Inc. 2003 Performance Award Plan, as it may hereafter be amended from time to time.

        "QDRO" means a qualified domestic relations order.

        "Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

        "Retirement" means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining (a) age 55 with ten or more years of employment with the Company, or (b) age 65.

        "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

        "Section 16 Person" means a person subject to Section 16(a) of the Exchange Act.

        "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Special Full-Value Award" means an Award referred to in Section 1.7.4 and subject to the limitation set forth in Section 1.4.4(f).

        "Stock Appreciation Right" or "SAR" means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

        "Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Administrator may deem advisable to assure compliance with law.

        "Stock Unit" means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award, including a deferred benefit or right under this Plan. Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock represented thereby or acquirable thereunder. Stock Units, may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as determined by the Administrator.

        "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

        "Total Disability" means a "total and permanent disability" within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

CORINTHIAN COLLEGES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING, NOVEMBER 15, 2011

        The undersigned, a stockholder of CORINTHIAN COLLEGES, INC., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company's Annual Report for the fiscal year ended June 30, 2011; and, revoking any proxy previously given, hereby constitutes and appoints Beth Wilson and Kenneth S. Ord and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707 on November 15, 2011 at 9:30 a.m. California time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND FOR "ONE YEAR" ON PROPOSAL 5. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(continued and to be signed on other side)

Please Detach Here

/*\    You Must Detach This Portion of the Proxy Card    /*\
Before Returning it in the Enclosed Envelope

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4 and "ONE YEAR" on Proposal 5.

1.	Nominees for a one-year term as a director of the Company's Board of Directors:
	Paul R. St. Pierre	☐	FOR this nominee	Linda Arey Skladany	☐	FOR this nominee
		☐	Withhold authority to vote for this nominee		☐	Withhold authority to vote for this nominee
	Robert Lee	☐	FOR this nominee	Jack D. Massimino	☐	FOR this nominee
		☐	Withhold authority to vote for this nominee		☐	Withhold authority to vote for this nominee
	Hank Adler	☐	FOR this nominee	John M. Dionisio	☐	FOR this nominee
		☐	Withhold authority to vote for this nominee		☐	Withhold authority to vote for this nominee
	Alice T. Kane	☐	FOR this nominee	Terry O. Hartshorn	☐	FOR this nominee
		☐	Withhold authority to vote for this nominee		☐	Withhold authority to vote for this nominee
	Timothy J. Sullivan	☐	FOR this nominee	Sharon P. Robinson	☐	FOR this nominee
		☐	Withhold authority to vote for this nominee		☐	Withhold authority to vote for this nominee

2.	Approval of the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan, which authorizes the issuance of additional shares under such Plan, and certain other amendments described in the accompanying Proxy Statement.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2012.	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Approval, by a nonbinding advisory vote, of executive compensation paid by the Company to its named executive officers.	☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	Recommendation, by a nonbinding advisory vote, of the frequency of holding future nonbinding advisory votes on executive compensation.	☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ ABSTAIN
6.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

Signature of Stockholder	Dated:	, 2011
Signature of Stockholder	Dated:	, 2011

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 15, 2011
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Committee and Compensation Consultants
Executive Compensation Program Objectives and Elements
Market Assessment
Overview of Company Performance, Decisions for Fiscal Year 2011, and Changes for Fiscal 2012
Executive Compensation Elements
Chief Executive Officer Compensation
Executive Stock Ownership Guidelines
Section 162(m) Policy
COMPENSATION COMMITTEE REPORT
Risk Assessment and Mitigation
SUMMARY COMPENSATION TABLE
Compensation of Named Executive Officers
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011
Description of Plan-Based Awards
OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011
NONQUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL 2011
EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS Employment Agreements
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
FEES PAID TO INDEPENDENT AUDITORS
PRE-APPROVAL POLICIES AND PROCEDURES
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 2 APPROVAL OF AMENDMENT AND RESTATEMENT OF THE CORINTHIAN COLLEGES, INC. 2003 PERFORMANCE AWARD PLAN
AGGREGATE PAST GRANTS UNDER THE 2003 PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF AUDITORS
PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
MISCELLANEOUS AND OTHER MATTERS; SOLICITATION
PROPOSALS OF STOCKHOLDERS
OTHER BUSINESS
ADDITIONAL INFORMATION
APPENDIX A
CORINTHIAN COLLEGES, INC. 2003 PERFORMANCE AWARD PLAN